UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

MIDLAND STATES BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2023
To the shareholders of Midland States Bancorp, Inc.:
The annual meeting of the shareholders of Midland States Bancorp, Inc., an Illinois corporation, will be held at the Holiday Inn that is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 1, 2023, at 5:30 p.m., local time, for the following purposes:
1.
To elect the four nominees named in the accompanying proxy statement to serve as Class I directors, each for a term expiring at the 2026 annual meeting of shareholders.

2.
To approve, on a non-binding, advisory basis, the compensation of certain executive officers, which we refer to as the “say-on-pay proposal.”

3.
To approve an amendment and restatement of the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan to increase the number of shares that may be issued under the plan by 550,000, which we refer to as the “2019 LTIP amendment proposal.”

4.
To approve an amendment and restatement of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan to increase the number of shares that may be issued under the plan by 100,000, which we refer to as the “ESPP amendment proposal.”

5.
To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The board of directors has fixed the close of business on March 2, 2023, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.
By order of the Board of Directors,
Jeffrey C. Smith
Chairman
Effingham, Illinois
March 20, 2023
YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

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MIDLAND STATES BANCORP, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 1, 2023
These proxy materials are furnished in connection with the solicitation by the Board of Directors of Midland States Bancorp, Inc., an Illinois corporation (the “Company”) and the holding company of Midland States Bank (the “Bank”), of proxies to be used at the 2023 annual meeting of shareholders of the Company, to be held at the Holiday Inn that is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 1, 2023, at 5:30 p.m., local time, and at any adjournments or postponements of such meeting. A complete list of the shareholders entitled to vote at the 2023 annual meeting of shareholders is kept on file at the Company’s principal executive offices, located at 1201 Network Centre Drive, Effingham, Illinois 62401.
In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022, over the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is being mailed on or about March 20, 2023.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
The following is information regarding the meeting and the voting process, presented in a question and answer format.
Why did I receive access to the proxy materials?
According to our records, on March 2, 2023, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the meeting. It also gives you information concerning those matters to assist you in making an informed decision.
What matters will be voted on at the meeting?
You are being asked to vote on: (i) the election of the four nominees named in this proxy statement to serve as Class I directors, each for a term expiring at the 2026 annual meeting of shareholders; (ii) the approval, on a non-binding, advisory basis, of the say-on-pay proposal; (iii) the approval of the 2019 LTIP amendment proposal; (iv) the approval of the ESPP amendment proposal; and (v) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023. These matters are more fully described in this proxy statement.
What are the board’s voting recommendations?
The board recommends that you vote your shares:
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“FOR” the election of each of the director nominees named in this proxy statement;

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“FOR” the say-on-pay proposal;

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“FOR” the LTIP amendment proposal;

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“FOR” the ESPP amendment proposal; and

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“FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2023.

If I am the record holder of my shares, how do I vote?
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., there are four ways to vote:
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Via the Internet.   You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you will receive a proxy card and these instructions can be found on your proxy card.

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By Telephone.   If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.

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By Mail.   If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

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In Person.   You may vote in person at the meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the record date.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name (such as if you hold your shares through a broker, trustee or other fiduciary), then that organization will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you are a beneficial owner of shares held in street name and wish to vote in person at the meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification, such as a driver’s license or a passport. For your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.
What happens if I do not give specific voting instructions?
Shareholders of Record.   If you are a shareholder of record and you: (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board; or (ii) sign, date and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
At the meeting, the election of directors, the say-on-pay proposal, the 2019 LTIP amendment proposal and the ESPP amendment proposal are considered non-routine matters, but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter.
If I hold shares in the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, who votes my shares?
If you are a holder of stock in the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the “ESPP”), you can direct the service provider of the ESPP (the “Service Provider”) how to vote the number of shares you hold in the ESPP for each proposal included in this proxy statement.

If you do not provide timely voting directions to the Service Provider, then the shares held for your benefit in the ESPP shall be voted in accordance with the recommendations of the board.
What options do I have in voting on each of the proposals?
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the election of each director nominee, with respect to each other proposal described in this proxy statement, and with respect to any other proposal that may properly be brought before the meeting.
How many votes may I cast?
You are entitled to cast one vote for each share of common stock you owned on the record date.
What is the quorum required for each matter?
The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time. On March 2, 2023, the record date, there were 22,496,135 shares of common stock issued and outstanding and entitled to vote.
A list of shareholders entitled to vote at the meeting will be available for inspection by shareholders within 20 days after the record date at the Company’s office located at 1201 Network Centre Drive, Effingham, Illinois 62401.
Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will also count in determining the presence of a quorum.
How many votes are needed for approval of each proposal?
With respect to the election of directors, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted “FOR” any nominee, he or she will be elected as a director to serve until the Company’s 2026 annual meeting of shareholders, or until his or her earlier resignation or removal.
With respect to the say-on-pay proposal, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted “FOR” the proposal, such proposal will be approved. Please note, however, that because the say-on-pay proposal is advisory, the outcome of such vote will not be binding on the board of directors or the Compensation Committee.
With respect to the 2019 LTIP amendment proposal, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted “FOR” the proposal, such proposal will be approved.
With respect to the ESPP amendment proposal, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted “FOR” the proposal, such proposal will be approved.
With respect to the proposal to ratify of the appointment of our independent registered public accounting firm, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted “FOR” the proposal, such proposal will be approved.
How are abstentions and broker non-votes treated?
With respect to the election of directors, a vote to “ABSTAIN” will have the effect of a vote “AGAINST” the applicable nominee. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect on the election of a nominee.
With respect to the say-on-pay proposal, a vote to “ABSTAIN” will have the effect of a vote “AGAINST” the proposal. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect on the proposal.

With respect to each of the 2019 LTIP amendment proposal and the ESPP amendment proposal, a vote to “ABSTAIN” will have the effect of a vote “AGAINST” such proposal. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect on the proposal.
With respect to the ratification of the appointment of our independent registered public accounting firm, a vote to “ABSTAIN” will have the effect of a vote “AGAINST” the proposal.
To minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you properly vote at the meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 1201 Network Centre Drive, Effingham, Illinois 62401, prior to the meeting.
What happens if a nominee is unable to stand for election?
The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. The board has no reason to believe any nominee will be unable to stand for election.
Who will serve as the inspector of election?
A representative of the Company is expected to serve as the inspector of election.
Where do I find the voting results of the meeting?
If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting.
Who bears the cost of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. In addition, we have engaged Georgeson to solicit proxies of institutional investors, for an anticipated cost of $13,500. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
We currently have eleven directors serving as our board, a majority of whom we have determined to be “independent,” as that term is defined by the rules of the Nasdaq Stock Market. One of our directors, Dwight Miller, is expected to retire from our board following the annual meeting, at which point we will have ten directors, until a replacement director is appointed.
Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that, with the exception of Mr. Ludwig, each of our current directors is an independent director, as defined under the applicable rules. The board determined that Mr. Ludwig does not qualify as an independent director because he is an executive officer of the Company.
Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Ludwig, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.
The board held eight regularly scheduled and special meetings during 2022. In 2023, the full board intends to hold eight regularly scheduled meetings with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2022, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting of shareholders, we encourage and expect all of our directors to attend. Last year, each of our directors serving at that time was present at the annual meeting of shareholders.
Committees of the Board of Directors
Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Policy & Compliance Committee and Executive Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.
The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company’s website at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.” The table below shows the current membership of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee:
Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jeffrey C. Smith		X	X
Jeffrey G. Ludwig
R. Dean Bingham
Jennifer L. DiMotta			X
Sherina M. Edwards
Deborah A. Golden		Chair	X
Jerry L. McDaniel	X		Chair
Jeffrey M. McDonnell	X
Dwight A. Miller
Richard T. Ramos	Chair	X
Robert F. Schultz
Meetings Held in 2022	8	4	4

Audit Committee.   Our Audit Committee currently consists of Richard T. Ramos (Chair), Jerry L. McDaniel, and Jeffrey M. McDonnell. Our board of directors has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq Stock Market rules; (ii) each of the members satisfies the additional independence standards under Nasdaq Stock Market rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Ramos has the required financial sophistication due to his experience and background, which Nasdaq Stock Market rules require at least one such Audit Committee member have. Our board has determined that Mr. Ramos also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.” As described in its charter, our Audit Committee has responsibility for, among other things:
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selecting and reviewing the independence, qualifications and performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

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reviewing on a quarterly basis a summary of findings from completed internal audits, and a progress report on the proposed internal audit plans, with explanations for any deviations from the original plan as well as disposition of audit recommendations;

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reviewing and discussing with management, the internal auditors and the independent auditors the effectiveness of our system of internal control and internal audit procedures;

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reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results;

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discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies;

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reviewing and approving all material related party transactions; and

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handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation Committee.   Our Compensation Committee currently consists of Deborah A. Golden (Chair), Richard T. Ramos, and Jeffrey C. Smith. Our board of directors has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee is “independent” under Nasdaq Stock Market rules and also satisfies the additional independence standards under Nasdaq Stock Market rules for compensation committee service.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.” As described in its charter, our Compensation Committee has responsibility for, among other things:
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reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

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determining the annual compensation of our Chief Executive Officer;

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reviewing the compensation decisions made by our Chief Executive Officer with respect to our other named executive officers;

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overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;

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reviewing the management succession plans of the Company;

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determining whether to retain or obtain the advice of a compensation consultant, legal counsel or other adviser and to oversee the appointment, compensation and work of any such adviser; and

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handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee currently consists of Jerry L. McDaniel (Chair), Jeffrey C. Smith, Jennifer L. DiMotta and Deborah A. Golden. Our board of directors has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is “independent” under Nasdaq Stock Market rules.
Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.” As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:
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identifying qualified individuals to serve as directors of the Company and recommending to the Company’s board of directors the nomination or appointment of such individuals;

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monitoring the functioning of our standing committees and recommending any changes with respect to the assignment of individual directors to such committees;

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developing, reviewing and monitoring compliance with our corporate governance guidelines;

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reviewing annually the composition of our board of directors as a whole and making recommendations; and

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handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our board of directors from time to time.

Our Nominating and Corporate Governance Committee strives to recommend candidates for director positions who will create a collective membership on the board of directors with varied experience and perspective and who maintain a board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience.
In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, board nominees and shareholder nominees included in the proxy statement. These criteria include the following attributes:
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the highest personal and professional ethics, integrity and values;

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sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the board;

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exemplary management and communication skills;

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contribution to the board’s goals of having a diverse range of backgrounds, views, experiences, talents and skills in the boardroom;

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evidence of effective leadership and sound judgment in the nominee’s professional life;

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a willingness to meet the standards and duties set forth in the Company’s Code of Business Conduct and Ethics; and

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a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member, and a commitment to serving on the board for an extended period of time.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq Stock Market rules to ensure that, at all times, at least a majority of our directors are independent. Our Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidates, including shareholder recommendations. Because of this, there is no separate policy with regard to the consideration of candidates recommended by shareholders.
Prior to nominating an existing director for re-election to the board, the committee will consider and review the following attributes with respect to each existing director:
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board and committee attendance and performance;

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length of board service;

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experience, skills and contributions that the existing director brings to the board;

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independence and any conflicts of interest; and

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any significant change in the director’s professional status or work experience, including the attributes considered for initial board membership.

Shareholder Communication with the Board, Nomination and Proposal Procedures
General Communications with the Board.   Shareholders may contact our board of directors by contacting Douglas J. Tucker, Secretary, Midland States Bancorp, Inc. at 1201 Network Centre Drive, Effingham, Illinois 62401 or (217) 342-7321.
Nominations of Directors.   In accordance with our bylaws, a shareholder may nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our Secretary, at the above address, not less than 90 days nor more than 120 days prior to the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, then written notice of the nomination must be delivered to our Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
We anticipate holding our 2024 annual meeting of shareholders on May 6, 2024. As a result, notice of nominations for directors to be elected at the 2024 annual meeting of shareholders must be delivered to our Secretary no earlier than January 7, 2024, and no later than February 6, 2024. The shareholder’s notice to the Secretary must include: (a) the name and address of record of the nominating shareholder; (b) a representation that the nominating shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the nominating shareholder; (e) such other information regarding each nominee proposed by such nominating shareholder as is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as in effect; and (f) the consent of each nominee to serve as a director of the Company if so elected. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement, unless they are also submitted in accordance with the requirements described under “Other Shareholder Proposals,” below.
Other Shareholder Proposals.   To be considered for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of shareholders, shareholder proposals must be received by our Secretary, at the above address, no later than November 21, 2023, and must otherwise comply with the notice and other provisions of our bylaws, as well as SEC rules and regulations.

For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our Secretary not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days’ notice of the date of the annual meeting is given to shareholders, then written notice of the proposal must be delivered to our Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed to shareholders.
We anticipate holding our 2024 annual meeting of shareholders on May 6, 2024. As a result, notice of shareholder proposals to be brought at the 2024 annual meeting of shareholders must be delivered to our Secretary no earlier than January 1, 2024, and no later than January 31, 2024. The shareholder’s notice to the Secretary must include: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the number of shares of the Company’s common stock beneficially owned by such shareholder on the date of such shareholder’s notice; and (d) any financial or other interest of such shareholder in the proposal.
Board Leadership Structure
We currently have separate individuals serving as Chairman of our board of directors and as our Chief Executive Officer. Mr. Jeffrey C. Smith serves as Chairman, and Mr. Jeffrey G. Ludwig holds the position of Chief Executive Officer.
Although our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our board believes that having separate positions and having a non-executive director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. In addition, we believe this leadership structure allows our board to more effectively monitor and evaluate the performance of our Chief Executive Officer.
Independent Director Sessions
Consistent with Nasdaq Stock Market listing requirements, the independent directors regularly meet without the non-independent directors present. In 2022, four independent sessions were held.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility that the risk management processes designed and implemented by management are adequate and functioning as designed.
While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Risk Policy & Compliance Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk, and the Director Credit Risk Committee of the Bank’s board of directors oversees the credit risk for large loans, monitors portfolio credit metrics and approves credit risk policy changes.
We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight.

Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the company, including through meetings of its Senior Risk Committee. Executive officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises of any areas of concern.
Compensation Committee Interlocks and Insider Participation
During 2022, Deborah A. Golden, Richard T. Ramos and Jeffrey C. Smith served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.” In accordance with SEC rules, we intend to disclose on the “Investors” section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.
Anti-Hedging Policy
Our insider trading policy prohibits our directors, executive officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. This prohibition includes the purchase or use of stock options, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments to directly offset any decrease in the market value of the Company’s securities. However, this prohibition does not apply to positions in broad-based exchange-traded mutual funds or exchange-traded funds containing stocks in the financial or banking sector.
Board Diversity
The following table summarizes each director’s voluntary self-identified diversity characteristics.
Board Diversity Matrix (As of March 2, 2023)
Total Number of Directors	11

	Female	Male
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
African American or Black	1	1
Hispanic or Latino	—	1
White	2	6

Director Compensation
The following table sets forth information regarding 2022 compensation for each of our nonemployee directors. None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Total ($) (h)
R. Dean Bingham	44,269	40,000	84,269
Jennifer L. DiMotta	36,769	40,000	76,769
Sherina M. Edwards(2)	25,250	40,000	65,250
Deborah A. Golden	39,263	40,000	79,263
Jerry L. McDaniel	42,769	40,000	82,769
Jeffrey M. McDonnell	32,513	40,000	72,513
Dwight A. Miller	36,769	40,000	76,769
Richard T. Ramos	50,269	40,000	90,269
Robert F. Schultz	54,599	40,000	94,599
Jeffrey C. Smith	80,679	40,000	120,679

(1)
The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units granted in 2022 in accordance with FASB ASC Topic 718. The amounts shown are based on fair market values of $24.04 for awards granted on June 30, 2022. Each of our directors, aside from Mr. Ludwig, received a grant of restricted stock units on June 30, 2022, which will vest on March 30, 2023 subject to continued service on the board. The aggregate number of restricted stock units held by each nonemployee director as of December 31, 2022 was as follows:

R. Dean Bingham — 1,664 restricted stock units
Jennifer L. DiMotta — 1,664 restricted stock units
Sherina M. Edwards — 1,664 restricted stock units
Deborah A. Golden — 1,664 restricted stock units
Jerry L. McDaniel — 1,664 restricted stock units
Jeffrey M. McDonnell — 1,664 restricted stock units
Dwight A. Miller — 1,664 restricted stock units
Richard T. Ramos — 1,664 restricted stock units
Robert F. Schultz — 1,664 restricted stock units
Jeffrey C. Smith — 1,664 restricted stock units
(2)
Ms. Edwards was appointed to the Company board in June 2022.

Effective as of April 1, 2022, the Company revamped its director compensation policy. Under our new director compensation policy, nonemployee directors are provided with cash compensation and an annual equity award.
Cash Compensation.   Each nonemployee director receives a $30,000 annual retainer, except that the Chairman of the board is entitled to an annual retainer of $60,000. Company board committee chairs and members are also entitled to a fee for such service as follows (respectively):
•
Audit Committee: $15,000/$6,000

•
Risk Policy & Compliance Committee: $10,000/$5,000

•
Nominating and Governance Committee: $10,000/$5,000

•
Compensation Committee: $10,000/$6,000

In addition to the foregoing, any nonemployee director serving on the Director Credit Risk Committee is entitled to an additional annual fee of $18,000, and any such director serving on the trust committee of the Bank board is entitled to an additional annual fee of $3,000.
Equity Compensation.   Each nonemployee director is also entitled to an annual equity award with a grant date value of $40,000. The equity award is granted on June 30 of each year and is scheduled to vest the following March 30.
Policy Prior to April 2022.   Prior to the Company’s implementation of its new director compensation policy on April 1, 2022, the amounts paid to our nonemployee directors were as described herein. The annual retainer fee for service on the Company board and Bank board was $22,050 and $11,025, respectively. The Chairman of the Company board and the Bank board were entitled to an annual fee of $44,691 and $22,345, respectively. The Chair of the Audit Committee and members thereof were entitled to an additional annual fee of $10,688 and $4,500, respectively. The Chair of the Compensation Committee and members thereof were entitled to an additional annual fee of $10,688 and $4,313, respectively. The Chair of the Nominating and Corporate Governance Committee and members thereof were entitled to an additional annual fee of $4,313 and $2,813, respectively. The Chair of the Risk Policy & Compliance Committee and members thereof were entitled to an additional annual fee of $10,688 and $4,500, respectively. Members of the Director Credit Risk Committee were entitled to an additional annual fee of $10,875. Directors who were members of the trust committee of the Bank board were entitled to an additional annual fee of $2,813.

OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM (ESG)
Environmental
Our environmental initiatives pertain to our internal business operations and our Bank’s lending activities.
Facilities
•
Our corporate headquarters, built in 2011, is LEED (Silver) Certified.

•
We have installed Solar power in 10 Midland locations.

•
We have made more than $50 million of credit available for residential solar projects since 2011.

•
We have also provided $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi-family/health care facilities since 2017.

Paper Reduction
•
More than 50% of our customers use paperless statements and we have had a paper elimination program in place since 2010.

Social
We strive to further the financial success of the families and small-medium sized/minority owned businesses in our markets by offering fair products and services supported by financial education and other measures.
Our Community Impact Investment goals (available at www.midlandsb.com/community) as well as our Community Development Plan (CDP) (available at www.midlandsb.com/community-development-plan) are designed to ensure we serve as a catalyst for community development in our neighborhoods.
We strive to safekeep our customer’s information, and help them reduce the chance of identity theft and online fraud.
Community Outreach
•
We have been serving families and businesses since 1881, offering products and services based on the needs of our customers.

•
We work with more than 150 low-to-moderate income (LMI) and minority focused community groups to insure we address the needs of each of our markets.

•
The Midland Institute CEO program, a unique year-long program designed to teach entrepreneurship to high school students, was created in 2010. In 2022, more than 60 programs, serving 288 high schools in 10 states, now utilize this powerful program for energizing tomorrow’s business leaders.

Culture and People
•
Since 2008 Midland has provided all employees with personal and professional development training.

•
Midland’s Advanced Study for Talent Enrichment and Resource Training (MASTERS) program serves to develop future leaders of the Company. To date 65% of participants have been women or minority employees.

•
Midland launched its Diversity & Inclusion Council in April 2020 to focus on diversity in the workplace and workforce.

•
Beginning in 2022, Midland offers employees paid time off to contribute their time and talents to recognized charities, causes, or not-for-profit community organizations.

Philanthropy
•
$132.5 million of loans extended towards community development goals during the 2019-2021 period.

•
Since its creation in 2011, the Midland States Bank Foundation has contributed more than $1.6 million to non-profit organizations throughout Midland’s footprint.

Financial Education
•
Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint.

Community Development and Financial Inclusion
•
We have provided $877 million of financing for 148 affordable multi-family and health care projects since 2015.

•
Through our Believable Banking® Residential Mortgage and Home Improvement programs we have made $97.3 million of loans to families underserved by traditional loan programs.

•
Our banking products and services are offered through our personal bankers, online with materials clearly describing the features, costs and alternatives available, and by dual-language materials in our branches and our ADA compliant website.

Governance
Midland has a long history of effective corporate governance, inclusiveness and providing opportunities for personal and professional development for all employees.
Our Enterprise-Wide Risk Management program has been one of the five initiatives under our Strategic Plan since its creation in 2008.
Our Executive Compensation program is designed to reward growth oriented results without exceeding proper credit and other risk tolerances for a community-focused banking organization. For example, under our executive compensation program we do not provide tax gross-ups, we do not include walk-away severance payments or single-trigger cash payments upon a change of control, we do not provide single-trigger vesting of equity awards in change of control transactions for awards granted during 2020 and thereafter under our 2019 Long-Term Incentive Plan, and we do not reprice equity awards without prior shareholder approval.
Reputation and Ethics
•
Midland States Bank was one of the first banks in the nation to have a woman on its board (1903).

•
Our board composition includes 45% women and minorities, and our criteria for identifying directors includes seeking diverse individuals.

•
Our Code of Business Conduct and Ethics is available at investors.midlandsb.com.

Oversight of Strategy and Risk Management
•
The Company’s Chair and CEO roles have been separate since the Company’s inception (1988).

•
All directors, except our CEO, are “independent” pursuant to applicable SEC/NASDAQ rules.

•
Our board of directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management across our enterprise.

•
Consistent with COSO’s 2017 Enterprise-Wide Risk Management (ERM) Framework, our ERM program employs business process risk ownership and the “three lines of defense” model. The primary objectives of our ERM framework are to:

•
Maintain sufficient liquidity given our funding requirements;

•
Identify, measure, monitor and report market, credit and operational risks;

•
Promote awareness of emerging risks among all employees, managers, directors; and

•
Manage avoidable exposures through a robust framework of internal controls.

Data Security & Privacy
•
We utilize data security programs and a privacy policy under which we do not sell or share customer information with non- affiliated entities.

Executive Compensation
•
Our executive compensation, including all performance related compensation, is evaluated annually by Risk Management to ensure consistency with Federal Reserve Safety and Soundness requirements, and the Interagency Guidance on Sound Incentive Compensation Policies issued jointly by the federal regulatory agencies.

•
All cash and equity incentive programs for executive officers include performance metrics and/or four-year vesting periods.

The information contained or referenced in this section of this proxy statement shall not be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this section of this proxy statement by reference in such filing.

PROPOSAL 1 — ELECTION OF DIRECTORS
At the annual meeting, our shareholders will elect four Class I directors for a term expiring at the 2026 annual meeting of shareholders. The Company’s directors are divided into three classes having staggered terms of three years. As described further below, each of the four nominees for election as Class I directors is an incumbent director. Each nominee has consented to being a nominee and serving on the board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies may vote for another nominee when voting at the meeting. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.
Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.
The board of directors unanimously recommends that you vote “FOR” each of the nominees for director.
Nominees for Election
	Name	Age	Position with the Company	Director Since
Class I Term expires 2026	Jennifer L. DiMotta	49	Director	2018
	Jeffrey G. Ludwig	51	President, Chief Executive Officer and Director	2019
	Richard T. Ramos	60	Director	2012
	Jeffrey C. Smith	61	Chairman of the Board	2005
Continuing Directors
	Name	Age	Position with the Company	Director Since
Class II Term expires 2024	Sherina M. Edwards	39	Director	2022
	Deborah A. Golden	68	Director	2015
	Robert F. Schultz	58	Director	2002
Class III Term expires 2025	R. Dean Bingham	58	Director	2020
	Jerry L. McDaniel	58	Director	2012
	Jeffrey M. McDonnell	59	Director	2015
Each of our continuing directors listed above and, if elected, each of the nominees listed above, will hold office until the annual meeting of shareholders in the year indicated, or until their earlier resignation or removal. There are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors.
The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, is set forth below. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Jeffrey C. Smith
Background.   Mr. Smith serves as the Chairman of the Company, a position he has held since 2020, and as Chair of our Nominating and Corporate Governance Committee. He is a Principal and Managing Partner of Walters Golf Management, a golf club management company headquartered in St. Louis, Missouri, which manages a number of properties and offers turnkey management, construction management, acquisition, consulting, agronomics and remodeling/redecorating services. The company also has a revenue management business assisting facilities to improve annual green fee income through innovative software systems and methodologies. He has been with Walters Golf Management Group since 1996 and also serves on two not-for-profit philanthropic boards, The Greater St. Louis Golf Charities, and the Metropolitan Gold Foundation. Mr. Smith received his B.S. in Education from the University of Missouri.
Skills and Qualifications.   Our board considered Mr. Smith’s business experience, his management experience as the managing partner of a business and his knowledge of the business community in our St. Louis market area in determining that he should be a member of our board.

Jeffrey G. Ludwig
Background.   Mr. Ludwig serves as President and Chief Executive Officer of the Company, positions he has held since March 2018 and January 2019, respectively, and as Chief Executive Officer of the Bank since March 2018. Prior to those appointments, Mr. Ludwig served as Executive Vice President of the Company and the Bank since 2010, and also as Chief Financial Officer of the Company and the Bank from November 2006, when he joined the Company and the Bank, through November 2016 and from October 2017 until March 2018. Mr. Ludwig also previously served as President of the Bank from November 2016 until he was promoted to Chief Executive Officer of the Bank in March 2018. He serves on the Company’s Executive Committee. Prior to joining the Company, Mr. Ludwig held the positions of Associate Director, Corporate Reporting, for Zimmer Holdings, Inc., an NYSE-listed company in Warsaw, Indiana, from 2005 to 2006; Director of Corporate Accounting for Novellus Systems, Inc., a Nasdaq-listed company in San Jose, California, from 2002 to 2005; and various positions, including Senior Manager — Audit & Advisory Services, for KPMG LLP in its banking practice in St. Louis, Missouri, from 1993 to 2000 and in its technology practice in Mountain View, California, from 2000 to 2002. Mr. Ludwig received his B.S. in Accounting from Eastern Illinois University.
Skills and Qualifications.   Our board considered Mr. Ludwig’s positions as President and Chief Executive Officer of the Company, his experience in executive officer roles within the Bank, and his long-standing relationships within the business community in determining that he should be a member of our board.

R. Dean Bingham
Background.   Mr. Bingham has served on the board of directors of the Bank since 2018 and joined the board of directors of the Company in 2020. Since 1994, Mr. Bingham has served as President, and then Chief Executive Officer of Agracel, Inc., an industrial developer of facilities for manufacturing and high-tech entities in small to midsized communities. Throughout his career, Mr. Bingham has been directly involved with the development of over 17 million square feet of industrial projects on long term leases, focused primarily in tertiary markets with an emphasis on manufacturing. Mr. Bingham received his B.S. in Industrial Engineering from the University of Illinois.
Skills and Qualifications.   Our board considered Mr. Bingham’s business experience, his management experience as the President of a business and his knowledge of the business communities in determining that he should be a member of our board.

Jennifer L. DiMotta
Background.   Mrs. DiMotta is President of DiMotta International LLC (DI), an international consulting firm focusing on digital transformation, leadership training and building aggressive sales growth, a position she has held since 2020. Prior to DI, she served as Executive Vice President and Chief Marketing Digital Officer of MediaMarktSaturn, Europe’s largest consumer electronics retailer, from 2019 to 2020. Prior to joining MediaMarkt in 2019, she was President of DiMotta Consulting LLC, a strategic eCommerce and digital marketing consulting firm, which she founded in 2017. Prior to launching her consulting business, Mrs. DiMotta served as Vice President Digital and Omnichannel of Bluemercury Inc., a cosmetics retailer, beginning in 2015, as Vice President eCommerce of Sports Authority, Inc., a sporting goods retailer, beginning in 2013, and as Senior Director of eCommerce of Office Depot, beginning in 2012, where she was responsible for developing those companies’ eCommerce and digital marketing efforts. Mrs. DiMotta holds a B.A. in Criminal Justice from the University of Nebraska, and a Master’s Degree in Leadership from Bellevue University.
Skills and Qualifications.   Our board considered Mrs. DiMotta’s more than 20 years’ experience in leadership and management, business development, and information technology, including omnichannel strategies, in determining that she should be a member of our board.

Sherina M. Edwards
Background.   Ms. Edwards served as the Chief Strategy Officer of MasTec, Inc., a NYSE-listed infrastructure construction company. Previously, Ms. Edwards served as Chief Executive Officer of INTREN, LLC, a subsidiary of MasTec, from 2020 to 2022, and as a partner at the law firm of Quarles & Brady LLP, from 2018 to 2020. Ms. Edwards is a director of the South West Water Company and served as a director of INTREN from 2017 to 2020. She served as a Commissioner of the Illinois Commerce Commission from 2013 to 2017, and as Co-Chair of the U.S. Department of Transportation’s Voluntary Information-sharing System Working Group from 2016 to 2017. Ms. Edwards received a B.A. in Psychology from Spelman College and a J.D. from Howard University School of Law.
Skills and Qualifications.   Our board considered Ms. Edwards’s business and leadership experience as an executive of a publicly-traded company, her experience with both public and private sectors, and her knowledge of operational strategy in determining that she should be a member of our board.

Deborah A. Golden
Background.   Ms. Golden, who serves as Chair of our Compensation Committee, joined the Company’s board in November 2015. Ms. Golden served as Executive Vice President, General Counsel and Secretary of GATX Corporation, a NYSE-listed railcar leasing company, where she was employed from 2006 through 2022. She previously served as General Counsel of Midwest Generation, LLC, a power generation company, from 2004 to 2006; Assistant General Counsel, Office of the Governor, State of Illinois, from 2003 to 2004; in various executive legal positions at Ameritech Corporation from 1995 to 2001; and as a partner at Schiff, Hardin & Waite, where she began her legal career in 1984. Ms. Golden holds a B.A. from Boston College, a J.D. from Loyola University School of Law and an M.B.A. from Loyola University. She is a member of the Illinois Bar.
Skills and Qualifications.   Our board considered Ms. Golden’s experience as an executive of a publicly-traded company, her experience with commercial leasing, and her knowledge of corporate governance of publicly-traded companies in determining that she should be a member of our board.

Jerry L. McDaniel
Background.   Mr. McDaniel is President of Superior Fuels, Inc., whose principal business was the wholesale supply of propane and petroleum products prior to the sale of these business lines and which now holds various real estate investments, a position he has held since 2007, and President of Dirtbuster Carwash LLC, which operates carwashes in Southern Illinois and Indiana. In addition to his ownership of these businesses, Mr. McDaniel is a principal in other businesses, including real estate development. Mr. McDaniel is a licensed pilot and previously served on the board of the Southeastern Illinois Community Foundation from 2013 to 2020. Prior to joining our board, Mr. McDaniel served as a director of another local community bank.
Skills and Qualifications.   Our board considered Mr. McDaniel’s experience in starting and running several local businesses, his broad investment experience and his prior service as a director of a community bank in determining that he should be a member of our board.

Jeffrey M. McDonnell
Background.   Mr. McDonnell is Chief Executive Officer of J&J Management Services, Inc., a private management company, a position he has held since 2012, and prior to that as President and Chief Compliance Officer since 1997. He also serves on the board of The Center for Emerging Technologies, a non-profit technology incubator. Prior to Midland’s acquisition of Heartland Bank in December 2014, Mr. McDonnell was a director of Heartland Bank and its parent company, Love Savings Holding Company. Mr. McDonnell holds a B.A. in Economics from Princeton University, an M.B.A. from the University of Michigan and a certification as a Chartered Financial Analyst.
Skills and Qualifications.   Our board considered Mr. McDonnell’s service on the boards of Love Savings Holding Company and Heartland Bank and his other business experience in determining that he should be a member of our board.

Richard T. Ramos
Background.   Mr. Ramos, who serves as Chair of our Audit Committee, is Executive Vice President, Chief Financial Officer and board member for Maritz Holdings, Inc., headquartered in St. Louis, Missouri. Maritz specializes in the design and development of incentive, reward and loyalty programs focused on improving workforce quality and customer satisfaction. He has been with Maritz since 2000. Prior to joining Maritz, Mr. Ramos served as Chief Financial Officer for Purcell Tire and Rubber Company, practiced corporate law at the firm of Blumenfeld, Kaplan and Sandweiss in St. Louis, and was a senior manager at KPMG LLP. He received his B.S. in Business Administration from the University of Missouri in St. Louis and his J.D. from St. Louis University School of Law. Mr. Ramos is a Certified Public Accountant and a member of the Missouri Bar.
Skills and Qualifications.   Our board considered Mr. Ramos’s experience as a chief financial officer and board member and his accounting acumen in determining that he should be a member of our board.

Robert F. Schultz
Background.   Mr. Schultz serves as Managing Partner of the J.M. Schultz Investment, L.L.C., a private family office. He has been with this organization since 1989. Since 1996, he also has served as Chairman of the Board of Directors of AKRA Builders Inc., a multi-state construction, design-build and project management firm headquartered in Teutopolis, Illinois. Prior to joining the Company’s board of directors, he served on the board of directors of Prime Banc Corp. and First National Bank of Dieterich. He also serves as a founding board member of national, state and regional non-profit organizations focused on social services and student education. Mr. Schultz received his B.S. in Finance from the University of Illinois and a J.D. from the University of Notre Dame Law School.
Skills and Qualifications.   Our board considered Mr. Schultz’s business and investment experience, his experience as a director of other community banks, and his knowledge of the business community in our central Illinois market area in determining that he should be a member of our board.

The business experience for each of our executive officers not discussed above is as follows:
Jeffrey S. Mefford.   Mr. Mefford, age 57, serves as Executive Vice President of the Company and President of the Bank, positions he has held since March 2018. He has been with the Bank since 2003, and prior to his appointment as Executive Vice President of the Company and President of the Bank, he served as the Bank’s Executive Vice President — Banking since October 2010. Prior to serving as Executive Vice President — Banking, Mr. Mefford served as the Bank’s Illinois Region Market President, responsible for the banking offices in our central Illinois market. Prior to joining the Bank, Mr. Mefford held the position of President and Chief Executive Officer of Farmers State Bank of Camp Point in Camp Point, Illinois, from 2000 to 2003. Mr. Mefford received his B.S. in Business Administration from Illinois College and his M.B.A. from William Woods University.
Eric T. Lemke.   Mr. Lemke, age 54, CPA (inactive), serves as Chief Financial Officer of the Company and the Bank, having been promoted to those positions in November 2019. Prior to his appointment as Chief Financial Officer, Mr. Lemke, who has been with the Company since 2018, served as Director of Assurance and Audit. Immediately prior to joining the Company, he was the Chief Financial Officer of Metropolitan Capital Bancorp, Inc. and Metropolitan Capital Bank & Trust, its banking subsidiary, since July 2017. Prior to that he was a partner in the Financial Services Practice of RSM US LLP, having first joined RSM in 1993. Mr. Lemke holds a B.S. in Accounting from Olivet Nazarene University in Bourbonnais, Illinois, and is a member of the American Institute of Certified Public Accountants.
Douglas J. Tucker.   Mr. Tucker, age 64, serves as Senior Vice President and Corporate Counsel of the Company and the Bank, positions to which he was appointed in October 2010. Mr. Tucker also serves on the Company’s Executive Committee. Prior to joining the Company, Mr. Tucker was a Partner in the Corporate Services Group of Quarles & Brady LLP, having joined that firm in 2004. Mr. Tucker also served as Chair of Quarles & Brady’s Chicago Securities Practice, as one of the firm’s National Growth Partners, as Chair of the China Law Group and as Managing Partner of the firm’s office in Shanghai, China. Mr. Tucker, who has worked with financial institutions for more than 25 years, has been a licensed attorney since 1993 and an Adjunct Professor at the Chicago-Kent Law School from 2002 to 2016. He holds a B.A. in International Relations from Michigan State University and a J.D. from Northwestern University School of Law.
Jeffrey A. Brunoehler.   Mr. Brunoehler, age 62, serves as the Bank’s Senior Vice President — Chief Credit Officer, a position he has held since July 2010. Prior to joining the Bank, Mr. Brunoehler held positions at AMCORE Bank, N.A., as Senior Vice President and Regional Credit Officer from 2005 to 2010 and Senior Vice President and Market President from 1999 to 2004. Mr. Brunoehler received his B.S. in Agricultural Economics from the University of Illinois.
James R. Stewart.   Mr. Stewart, age 67, serves as the Bank’s Chief Risk Officer. He joined as Director of Risk Management in 2012, was appointed Senior Director of Risk Management in 2013, and assumed his current role in June 2015. Prior to joining the Bank, Mr. Stewart was a principal with JHC Risk Strategies, a risk management consulting firm in Williston, Vermont, and from 2003 to 2010, served as Executive Vice President and Chief Risk Officer at Bank of N. T. Butterfield & Son Limited, Hamilton, Bermuda. Prior to that position, he was Senior Vice President and Head of Risk Management at Riyad Bank, Riyadh, Saudi Arabia, and for seventeen years prior consulted to Lloyd’s of London and other key insurers on financial services risks. Mr. Stewart holds a B.S. in Business Administration from the University of Alabama. He is a CPA and a Chartered Global Management Accountant.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2022.
Name	Position
Jeffrey G. Ludwig	President and Chief Executive Officer
Jeffrey S. Mefford	Executive Vice President and President of the Bank
Eric T. Lemke	Chief Financial Officer
Douglas J. Tucker	Senior Vice President and Corporate Counsel
James R. Stewart	Senior Vice President and Chief Risk Officer of the Bank
EXECUTIVE SUMMARY
2022 Compensation Highlights
We compensate our NEOs with a combination of base salary, annual incentive bonuses in cash, annual grants of equity, and other benefits including perquisites. Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives having four-year vesting schedules serve as important retention incentives and drive our NEOs to focus on long-term sustainable shareholder value creation.
Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal year 2022:
•
Base salaries:   The Compensation Committee approved base salary increases for 2022 ranging between 6.64% and 22.38%. These increases were based upon strong corporate performance in 2021, several years without executive salary increases (other than Mr. Lemke’s increase in connection with his promotion) and Aon’s assessment of our peer compensation in 2021, as was previously disclosed in the 2021 proxy. See “2022 Executive Compensation Program in Detail” within this CD&A section for more information.

•
Annual Incentive Bonus.   Based on 2022 performance, our NEOs’ annual incentives were earned at 120% of target under the Company’s Corporate Bonus Plan. See “2022 Executive Compensation Program in Detail” within this CD&A section for more information.

•
Long-Term Incentives:   To continue to strengthen alignment with the market and provide a balance between performance and retention, the Compensation Committee decided it would use a mix of equity vehicles as part of granting long-term incentives to the NEOs for 2022. Specifically, the Compensation Committee granted awards using stock options (50%) and restricted stock (50%).

Compensation Best Practices
Our Compensation Committee considers it important to design our compensation program in accordance with best practices for public companies, while continuing to be able to recruit and retain superior executive talent.

What We Do	What We Do Not Do

•
Use performance-based incentives as a significant portion of our NEOs’ total compensation

•
Use peer group benchmarking to inform compensation decisions

•
Condition short-term incentive-based compensation on key performance objectives (revenue, income and earnings per share)

•
Condition annual long-term incentives on four-year equal tranche vesting

•
Provide for severance payments only upon an involuntary termination of employment where the termination was without cause or for “good reason” (whether or not such termination is in connection with a change in control)

•
Conduct an annual risk-based assessment of our compensation program

•
Provide tax gross-ups

•
Include walk-away severance payments or single-trigger cash payments upon a change in control

•
Provide single-trigger vesting of equity awards in change of control transactions for awards granted during 2020 and thereafter under our 2019 Long-Term Incentive Plan

•
Reprice equity awards without prior shareholder approval

Prior Year’s Say-on-Pay Vote
At the Company’s 2022 annual meeting of shareholders, the nonbinding, advisory proposal to approve the compensation of certain executive officers received the approval of more than 93% of the shares having voting power and present at the meeting. The Company, the board of directors and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the nonbinding, advisory vote and believe that the vote reflects our shareholders’ support of our compensation philosophy and the manner in which we compensate our NEOs. The Compensation Committee generally considered the strong support for the advisory vote on executive compensation as part of its evaluation of the 2022 compensation program.
We will continue to review, evaluate and modify the structure and design of our program to meet its objectives, promote strategic growth, increase value for our shareholders, and maintain a competitive executive compensation package in relation to our peers. Our future compensation plan may depart from historical practices.
WHAT GUIDES OUR PROGRAM
Compensation Philosophy and Objectives
We strive to be among the top performing community banks in the nation. While our operations are primarily located in Illinois and the St. Louis metropolitan area in Missouri, we measure our performance on both a local and national level. Our compensation philosophy reflects this vision and strategy.
We structure our executive compensation program to align compensation with business objectives, to motivate our NEOs to enhance long-term business results (although certain shorter-term results, such as revenue, net income and earnings per share are also targeted), and to enable us to attract talent and retain and reward executive officers who contribute to our financial performance and success. In particular, we do the following:
•
use performance-based incentives as a meaningful portion of our NEOs’ total compensation while ensuring a sufficient base level salary in both strong and weak economic markets necessary to retain national-level executive talent;

•
condition incentive-based compensation on key performance objectives, including annual financial targets, which focus our executive team on sustaining top-level performance of the Company and the Bank and creating long-term value for our shareholders; and

•
conduct through our Risk Management Department an annual risk-based assessment of our compensation program to help ensure our overall compensation program is designed to incentivize long-term shareholder growth without incentivizing short-term risk taking.

In addition to being motivational tools for our existing executive team, we also structure our compensation packages in view of our recruitment and retention objectives. The Compensation Committee is mindful of the need to compete for national-level executive talent and attract talent to Effingham, Illinois, the location of our corporate headquarters. In this endeavor, one of our challenges has been persuading top-level talent to relocate, often from major metropolitan areas, to Effingham, which is a town of slightly more than 12,000 people situated approximately two hours from St. Louis, Missouri and Indianapolis, Indiana. Therefore, in establishing our compensation program, the Compensation Committee considers the pay practices of our peers as one of many factors in establishing our executive compensation programs, but does not set compensation at a specific percentile of our peers. As discussed in more detail below, the Compensation Committee has established a selective group of peers with the assistance of our independent compensation consultant.
Elements of Compensation
Our compensation philosophy is supported by the following principal elements of compensation:
Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Reward executive officers for delivering on annual strategic objectives that contribute to the creation of shareholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of shareholder value and support the Company’s retention strategy.
Pay Mix
The charts below show the target annual total direct compensation of our CEO and our other NEOs for fiscal 2022. These charts illustrate that a meaningful portion of executive compensation is variable (60% for our CEO and an average of 52% for our other NEOs).
The Decision-Making Process
The Role of the Compensation Committee.   The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at www.midlandsb.com under “Investors — Corporate Governance — Governance Highlights.”
Role of Executive Officers.   None of our NEOs participates in or makes recommendations with respect to the determination of their own compensation. The Compensation Committee is responsible for all compensation decisions affecting our Chief Executive Officer, and for performance-driven and other determinations of incentive bonuses and equity awards for all our NEOs. Our Chief Executive Officer recommends salary adjustments for the other NEOs, which the Compensation Committee reviews prior to adjustments becoming effective.
Use of Independent Consultants.   The Compensation Committee has authority to retain, at the Company’s expense, outside counsel, experts, compensation consultants and other advisors, as needed. Beginning in May 2022, the Compensation Committee retained Pearl Meyer & Partners, LLC as an independent compensation consultant. Prior to retaining Pearl Meyer, the Compensation Committee had worked with Aon’s Human Capital Solutions practice, a division of Aon plc.
The Company paid Aon’s Human Capital Solutions practice $21,118 for compensation consulting services in 2022. In addition, Aon Risk Services, another division of Aon plc, is the Company’s current insurance brokerage provider. The Company paid fees of approximately $1,274,654 to Aon Risk Services in 2022 for insurance brokerage services. The insurance brokerage services provided to the Company by Aon Risk Services were approved by Company management in the ordinary course of business. Aon has established and followed various policy and practice safeguards between the compensation consultants engaged by the Compensation Committee and the other Aon service providers to the Company, which are designed to help ensure that the Compensation Committee’s compensation consultants continue to fulfill their role in providing objective, unbiased advice.
In its engagement of Pearl Meyer and Aon, the Compensation Committee considered the independence of its compensation advisors under applicable SEC and Nasdaq listing rules and concluded there was no conflict of interest with respect to their engagement.
Pearl Meyer’s and Aon’s specific services to the Compensation Committee have included support in the Compensation Committee’s effort to develop an appropriate peer group; review and update, as appropriate, our compensation philosophy; review potential risks associated with our compensation programs; analyze our NEO and director compensation levels, including based on our peer group; and analyze our equity utilization. Pearl Meyer and Aon also provide reports to the Compensation Committee on market compensation trends and developments.
The Role of Peer Group Companies.   The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting compensation levels for 2022, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly-available data from industry compensation surveys from the group of peer companies listed below.:
Origin Bancorp	NBT Bancorp, Inc.	Independent Bank Corp.
Enterprise Financial Services	First Financial Bankshares	Park National Corp.
First Busey Corp.	First Commonwealth Financial	Tompkins Financial Corp.
National Bank Holdings Corp.	First Bancorp	Univest Financial Corp.
Community Trust Bancorp Inc.	City Holding Co.	QCR Holdings Inc.
Westamerica Bancorp.	Washington Trust Bancorp Inc.	Lakeland Financial Corp.
Peoples Bancorp Inc.	Horizon Bancorp Inc.	Sandy Spring Bancorp Inc.
German American Bancorp Inc.
It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. The Compensation Committee also considers Company and individual performance and the nature of an individual’s role within the Company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.
2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. The Compensation Committee reviews and approves base salaries of our NEOs and sets the compensation of our Chief Executive Officer. In setting the base salary of each NEO, the Compensation Committee relies on market data provided annually by our independent compensation consultant and survey data from industry resources. Salary levels are typically considered annually as part of our executive compensation review process or upon a promotion or other change in job responsibility.
The table below states the base salaries for our NEOs in 2021 and 2022.
Name	2021 Base Salary	2022 Base Salary	% Increase
Jeffrey G. Ludwig	$572,000	$700,000	22.38%
Jeffrey S. Mefford	400,000	450,000	12.50%
Douglas J. Tucker	354,320	380,000	7.25%
Eric T. Lemke	350,000	385,000	10.00%
James R. Stewart	324,450	346,000	6.64%
Annual Incentive Bonus — Corporate Bonus Plan
The Compensation Committee believes that performance-based compensation can and should incentivize our NEOs to drive the Company’s growth, balanced with the assumption of reasonable risk. Accordingly, we account for several performance and risk-based metrics in their annual incentive bonuses.
Annual cash incentive bonuses may be earned in accordance with the terms of the Company’s Corporate Bonus Plan (the “Bonus Plan”), which is also available to employees of the Company and its subsidiaries other than those individuals with production-related commission structures and our retail team. To emphasize corporate performance, 100% of the bonus opportunities available to our NEOs are conditioned on Company performance. Each NEO employment agreement specifies a target annual incentive bonus, stated as a percentage of annual base salary, and any such bonus is earned, if at all, in accordance with the requirements of the Bonus Plan.
On a year-by-year basis, the Compensation Committee structures the Bonus Plan by selecting and weighting annual financial goals under which bonuses may be earned. In accordance with the weighting assigned by the Committee, our NEOs are eligible to earn a portion of their target bonuses if the Company attains a sufficient level of performance for a particular metric. If we fail to attain more than 90% of the target performance goal, our NEOs earn no amount of their target bonuses subject to the metric. If we achieve greater than 90% but less than 100% of the target performance goal, our NEOs earn between 50% and 100% of the amount of their target bonuses subject to the metric, with actual payouts determined based on a sliding scale. If we achieve above 100% of a performance goal, the NEOs will earn an increased percentage of the amount of their target bonuses.
The Compensation Committee may adjust performance goals mid-year, at its discretion, to account for extra-ordinary, one-time events deemed to be in the long-term interests of our shareholders, such as integration expenses incurred in connection with acquisitions. The Committee exercised its discretion this year because of certain events, including gain on the termination of forward starting swaps and valuation adjustments of mortgage servicing rights (MSRs). In addition, annual bonuses are subject to partial reduction or forfeiture if certain risk-based capital and asset quality metrics are not maintained, including specified levels for the Bank’s Tier 1 leverage ratio and the Company’s ratio of nonperforming assets to total assets. The NEOs may later earn restoration bonuses following a reduction or forfeiture if the Committee determines that the deficiencies in the risk-based metrics have been timely cured.
Annual incentive bonuses are based on the level of achievement of financial metrics selected by the Committee for the respective year. In the recent years the Committee has selected earnings per share and revenue as the two metrics, assigning 70% and 30% weighting, respectively, to the two metrics under the Bonus Plan. Starting in 2020, the Committee determined it was appropriate to split the earnings per share metric into two metrics, each having equal weight, to better measure the Company’s core performance and the Company’s transition to the Current Expected Credit Loss (“CECL”) model for determining loan loss provision. Accordingly, the annual incentive bonuses for our NEOs in 2022 were based upon the following aspects of Company performance:
•
Earnings Per Share — 35% of the annual incentive bonus was based upon achieving a specified earnings per share goal for the year, as adjusted for certain events, including gain on the termination of forward starting swaps and valuation adjustments of MSRs. If the Company’s earnings per share for the fiscal year was at or below 90% of the specified target, no annual incentive bonus would be earned for this metric. If more than 90%, but less than 100% of the target was achieved, only a portion of the annual incentive bonus would be earned. If more than 100% of the target was achieved, each NEO may earn more than 100% of the target bonus amount with respect to this metric.

•
Pre-Tax, Pre-Provision Income — 35% of the annual incentive bonus was based upon achieving a specified pre-tax, pre-provision income goal for the year, as adjusted for certain events, including gain on the termination of forward starting swaps and valuation adjustments of MSRs. If the Company’s income for the fiscal year was at or below 90% of the specified target, no annual incentive bonus would be earned for this metric. If more than 90%, but less than 100% of the target was achieved, only a portion of the annual incentive bonus would be earned. If more than 100% of the target was achieved, each NEO would earn more than 100% of the target bonus amount with respect to this metric.

•
Revenue — 30% of the annual incentive bonus was based upon achieving a specified revenue goal for the year, as adjusted for certain events, including gain on the termination of forward starting swaps and valuation adjustments of MSRs. If the Company’s revenue was at or below 90% of the specified target, no annual incentive bonus would be earned for this metric. If more than 90%, but less than 100% of the target was achieved, only a portion of the annual incentive bonus would be earned. If more than 100% of the target was achieved, each NEO would earn 100% of the target bonus amount with respect to this metric.

The table below summarizes the components and results of the Bonus Plan for our NEOs in 2022.
2022 Metric	Metric Weight	Threshold Goal	Target Goal	Actual Result	Percent Attained	Payout Percentage
Earnings Per Share	35%	$3.34	$3.71	$3.96	107%	132%
PTPP Income	35%	$116,558	$129,509	$137,153	106%	126%
Revenue	30%	$264,995	$294,439	$309,218	105%	100%
Total Payout						120%
The table below summarizes the annual incentive bonus targets and actual payouts for each NEO in 2022.
Name	2022 Target % of Salary	Actual Bonus (% of Salary)	Actual Bonus ($)
Jeffrey G. Ludwig	65%	77%	535,816
Jeffrey S. Mefford	60%	71%	318,147
Douglas J. Tucker	40%	48%	181,430
Eric T. Lemke	40%	48%	183,319
James R. Stewart	40%	48%	165,299

Long-Term Equity Incentive Awards
The Compensation Committee believes that equity awards serve to align each officer’s interests with those of our shareholders. The equity awards held by our NEOs and reflected in the compensation tables below all relate to awards made under our 2019 Long-Term Incentive Plan (the “2019 LTIP”) or its predecessor plans.
The Compensation Committee typically grants equity awards to each NEO at the time the individual is hired and, thereafter, on an annual basis as part of our overall executive compensation program. The Compensation Committee grants equity awards to encourage our NEOs to stay with, and maximize the performance of, the Company over the long term and to discourage excessive focus on short term metrics at the expense of the long-term health of the organization.
To continue to strengthen alignment with the market and provide a balance between performance and retention, the Compensation Committee decided it would use a mix of equity vehicles as part of granting long-term incentives to the NEOs for 2022. Specifically, the Compensation Committee granted awards using stock options (50%) and restricted stock (50%) as follows:
Name	Stock Options			Restricted Stock			Actual Grant Date Fair Value
	Options	Per Option Fair Value	Total Fair Value of Options	Shares	Per Share Fair Value	Total Fair Value of Shares
Jeffrey G. Ludwig	52,291	$4.92	$257,050	9,233	$28.43	$262,494	$519,545
Jeffrey S. Mefford	29,133	4.92	143,211	5,144	28.43	146,244	289,455
Douglas J. Tucker	18,924	4.92	93,026	3,342	28.43	95,013	188,039
Eric T. Lemke	19,173	4.92	94,250	3,386	28.43	96,264	190,514
James R. Stewart	17,231	4.92	84,704	3,043	28.43	86,512	171,216
Generally, each grant of restricted stock awards vests annually in equal portions on the first four anniversaries of the grant date, assuming the executive’s employment has not previously terminated. Each grant also vests in full upon an involuntary termination in connection with a change in control of the Company or the NEO’s termination of employment due to death or disability. The grant date fair value of the restricted stock awards in 2022 was determined based on a share price of $28.43, the closing share price of the Company’s common stock on the date of grant.
Generally, each option grant vests annually in equal portions on the first four anniversaries of the grant date, assuming the executive’s employment has not previously terminated. Each grant also vests in full upon an involuntary termination in connection with a change in control of the Company or the named executive officer’s termination of employment due to death or disability. Each stock option grant date fair value was determined in accordance with FASB ASC Topic 718.
OTHER PRACTICES, POLICIES & GUDIELINES
Anti-Hedging Policy
Our insider trading policy prohibits our directors, executive officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. See “Corporate Governance and the Board of Directors — Anti-Hedging Policy” for more details.
Clawback Policy
As required pursuant to the Sarbanes-Oxley Act, certain of our NEOs, including Messrs. Ludwig and Lemke, are subject to the clawback rules set forth therein. Further, any participant, including any NEO, receiving an award pursuant to the Company’s 2019 LTIP is subject to the clawback provision included therein. Pursuant to the terms of the 2019 LTIP, any award, amount, or benefit received under the plan is subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any clawback policy or any applicable law that is in effect at the time such award is granted. Further, it is anticipated that all of the NEOs will be made subject to the incentive compensation clawback provisions contained in the Dodd-Frank Act when the relevant rules thereunder are finalized which is expected to occur later in 2023.
Benefits and Other Perquisites
The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. These plans are described in the “Executive Compensation — Other Compensation Programs” section below.
Regulatory Impact on Compensation
As a publicly traded financial institution, Midland is subject to additional requirements, most notably, the Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”). The Federal Deposit Insurance Corporation (the “FDIC”) has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework to determine whether compensation is excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution’s overall financial condition.
Additionally, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the “Guidance”), which is intended to complement the Safety and Soundness Standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions.
Other matters, such as accounting, tax and SEC requirements regarding risk assessment are also considered by the Compensation Committee as part of its compensation design and annual decisions.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by:
Deborah A. Golden (Chair)
Richard T. Ramos
Jeffrey C. Smith
Members of the Compensation Committee

EXECUTIVE COMPENSATION
The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our NEOs in the future. We will continue to review, evaluate and modify our compensation program to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices.
Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2022, 2021 and 2020 by each of our NEOs.
Summary Compensation Table
Name and principal position (a)	Year (b)	Salary(1) ($) (c)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-equity Incentive Plan Compensation(4) ($) (g)	All Other Compensation(5) ($) (i)	Total ($) (j)
Jeffrey G. Ludwig President and Chief Executive Officer	2022	700,000	262,494	257,050	535,816	22,373	1,777,733
	2021	572,000	372,512	—	615,143	21,519	1,581,174
	2020	572,000	194,419	—	241,670	19,239	1,027,328
Jeffrey S. Mefford President of the Bank	2022	450,000	146,244	143,211	318,147	20,687	1,078,289
	2021	400,000	220,438	—	397,080	19,430	1,036,948
	2020	400,000	115,040	—	154,200	19,843	689,083
Douglas J. Tucker Senior Vice President and Corporate Counsel	2022	380,000	95,013	93,026	181,430	9,150	758,619
	2021	354,320	159,762	—	234,489	8,700	757,271
	2020	354,320	83,371	—	92,123	8,550	538,634
Eric T. Lemke Chief Financial Officer	2022	385,000	96,264	94,250	183,319	13,582	772,415
	2021	350,000	140,274	—	223,613	21,635	735,522
	2020	305,000	63,797	—	79,300	19,050	467,147
James R. Stewart Senior Vice President and Chief Risk Officer	2022	346,000	86,512	84,704	165,299	9,150	691,665
	2021	324,450	146,290	—	214,721	8,700	694,161
	2020	324,450	76,352	—	84,357	8,550	493,709

(1)
The amounts set forth in the “Salary” column reflects base salary earned in each fiscal year, including amounts deferred at the election of the NEO under the Deferred Compensation Plan.

(2)
The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2022, 2021 and 2020 in accordance with FASB ASC Topic 718. The restricted stock award amounts are based on fair market values of $28.43, which is the fair market value as of the trading day immediately prior to the grant date, for awards granted on October 31, 2022 and $25.71 and $14.84 for awards granted on November 1, 2021 and November 5, 2020, respectively.

(3)
The amounts set forth in the “Options Awards” column reflect aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718. The assumptions used in calculating the option award amounts are set forth in Note 16 to our consolidated financial statements as of December 31, 2022.

(4)
The amounts set forth in the “Non-equity Incentive Plan Compensation” column reflect annual cash incentive awards earned pursuant to the Bonus Plan, including amounts deferred at the election of the NEO under the Deferred Compensation Plan.

(5)
The amounts set forth in the “All Other Compensation” column for the NEOs during the 2022 fiscal year is summarized below.

Name	Year	Perquisites(i) ($)	Company 401(k) Match(ii) ($)	Total “All Other Compensation” ($)
Jeffrey G. Ludwig	2022	13,223	9,150	22,373
Jeffrey S. Mefford	2022	11,537	9,150	20,687
Douglas J. Tucker	2022	—	9,150	9,150
Eric T. Lemke	2022	4,432	9,150	13,582
James R. Stewart	2022	—	9,150	9,150

(i)
The amounts set forth in the “Perquisites” column for Messrs. Ludwig and Mefford reflect club dues and the use of a Company-owned vehicle. Such amount for Mr. Lemke reflects club dues.

(ii)
The amounts set forth in the “Company 401(k) Match” column reflect Company matching contributions under the 401(k) Plan.

Grants of Plan-Based Awards
The following table provides information on incentive compensation and equity grants awarded to our NEOs during 2022. All such grants were made under our 2019 LTIP, which is described in more detail below.
Grants of Plan-Based Awards Table
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (j)	Exercise or Base Price of Option Award ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Jeffrey G. Ludwig	—	227,500	455,000	—	—	—	—	—
	10/31/2022	—	—		9,233			262,494
	10/31/2022	—	—	—	—	52,291	28.43	257,050
Jeffrey S. Mefford	—	135,000	270,000	—	—	—	—	—
	10/31/2022	—	—		5,144			146,244
	10/31/2022	—	—	—	—	29,133	28.43	143,211
Douglas J. Tucker	—	76,000	152,000	—	—	—	—	—
	10/31/2022	—	—		3,342			95,013
	10/31/2022	—	—	—	—	18,924	28.43	93,026
Eric T. Lemke	—	77,000	154,000	—	—	—	—	—
	10/31/2022	—	—		3,386			96,264
	10/31/2022	—	—	—	—	19,173	28.43	94,250
James R. Stewart	—	69,200	138,400	—	—	—	—	—
	10/31/2022	—	—		3,043			86,512
	10/31/2022	—	—	—	—	17,231	28.43	84,704

(1)
The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum payouts for performance under the Bonus Plan, assuming that the respective level of performance is attained for all applicable metrics, as described in the section titled “Compensation Components — Corporate Bonus Plan” in the Compensation Discussion

and Analysis above. The amounts earned by each NEO for 2022 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.
(2)
The amounts set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column reflect restricted stock awards which, except as noted, vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. These restricted stock awards are accelerated and vest in full upon an involuntary termination or cancellation of the awards in connection with a change in control of the Company or upon the participant’s death or disability.

(3)
The amounts set forth in the “All Other Option Awards: Number of Securities Underlying Options” column reflect options which vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. These option awards are accelerated and vest in full upon an involuntary termination or cancellation of the awards in connection with a change in control of the Company or upon the participant’s death or disability.

(4)
The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column reflect the aggregate grant date fair value of restricted stock and option awards in accordance with FASB ASC Topic 718.

Outstanding Equity Awards
The following table provides information for each of our NEOs regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2022. Market values are presented as of the end of 2022 (based on the market value of our common stock of $26.62 on December 30, 2022 (the last trading day of the year)) for outstanding stock awards, which include 2022 grants and prior-year grants.
Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable (#)	Unexercisable (#)
Jeffrey G. Ludwig	9,482	—	16.59	12/10/23	—	—
	12,753	—	21.00	12/02/24	—	—
	16,800	—	23.00	11/03/25	—	—
	8,383	—	28.59	11/16/26	—	—
	—	52,291	28.43	10/31/32	—	—
	—	—	—	—	30,001	798,627
Jeffrey S. Mefford	961	—	16.59	12/10/23	—	—
	10,000	—	18.00	08/05/24	—	—
	7,885	—	21.00	12/02/24	—	—
	10,702	—	23.00	11/03/25	—	—
	5,341	—	28.59	11/16/26	—	—
	—	29,133	28.43	10/31/32	—	—
	—	—	—	—	17,433	464,066
Douglas J. Tucker	3,577	—	21.00	12/02/24	—	—
	11,566	—	23.00	11/03/25	—	—
	5,405	—	28.59	11/16/26	—	—
	—	18,924	28.43	10/31/32	—	—
	—	—	—	—	12,248	326,042

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable (#)	Unexercisable (#)
James R. Stewart	1,031	—	16.59	12/10/23	—	—
	2,697	—	21.00	12/02/24	—	—
	6,759	—	23.00	11/03/25	—	—
	4,532	—	28.59	11/16/26	—	—
	—	17,231	28.43	10/31/32	—	—
	—	—	—	—	11,198	298,091
Eric T. Lemke	—	19,173	28.43	10/31/32	—	—
	—	—	—	—	10,726	285,526

(1)
All awards in this column that remain subject to vesting vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. Stock options and restricted stock awards granted under our 2019 LTIP are accelerated and vest in full upon an involuntary termination or cancellation of the awards in connection with a change in control of the Company or upon the participant’s death or disability. All of the outstanding stock options and restricted stock awards shown above granted before May 3, 2019 were granted under our 2010 Long-Term Incentive Plan (the “2010 LTIP”). All of the outstanding stock options and restricted stock awards above granted on or after May 3, 2019 were granted under our 2019 LTIP.

Option Exercises and Stock Vested in 2022
The following table sets forth information concerning the exercise of options and vesting of stock awards with respect to each NEO in 2022.
Option Exercises and Stock Vested Table
Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jeffrey G. Ludwig	68,075	530,116	13,115	364,487
Jeffrey S. Mefford	11,200	106,533	7,832	217,644
Douglas J. Tucker	—	—	5,842	162,300
Eric T. Lemke	—	—	3,804	105,855
James R. Stewart	—	—	5,350	148,631

(1)
Computed by determining the difference between the market value per share of our common stock on the date of exercise and the exercise price.

Nonqualified Deferred Compensation
The following table sets forth information concerning the benefits under the Company’s Executive Deferred Compensation Plan as of December 31, 2022.

Nonqualified Deferred Compensation Table
Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3) ($) (f)
Jeffrey G. Ludwig	—	—	—	—	—
Jeffrey S. Mefford	—	—	—	—	—
Douglas J. Tucker	187,591	—	(50,349)	—	754,203
Eric T. Lemke	—	—	—	—	—
James R. Stewart	—	—	—	—	—

(1)
The “Executive Contributions in Last FY” column includes contribution amounts also reported in the Summary Compensation Table. The contribution amount reflected for Mr. Tucker represents elective deferrals of $187,591 of his long-term incentive paid in 2022.

(2)
The “Aggregate Earnings in Last FY” column does not include any amounts that are also reported in the Summary Compensation Table as the Executive Deferred Compensation Plan does not provide for above-market interest.

(3)
The “Aggregate Balance at Last FYE” column includes contribution amounts previously reported as compensation for Mr. Tucker in the Summary Compensation Table for the 2020, 2021, and 2022 fiscal years. The aggregate amounts reported in the Summary Compensation Table in prior years for Mr. Tucker as of December 31, 2022 was $616,961.

Potential Payments Upon Termination or Change in Control
The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual employment agreements, to which the NEOs would be entitled upon various terminations of employment or a change in control as of December 31, 2022. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of the Company. For purposes of estimating the value of accelerated vesting of equity awards we have assumed a price per share of our common stock of $26.62 based on the market value of our common stock on December 30, 2022 (the last trading day of the year).
Potential Payments Upon Termination or Change in Control Table
Name	Cash Severance Payments(1) ($)	COBRA Continuation(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Total Payments ($)
Jeffrey G. Ludwig
Involuntary Termination (not in connection with a change in control)(4)	1,164,210	25,814	—	1,190,024
Involuntary Termination (in connection with a change in control)(5)	3,492,629	77,441	798,627	4,368,697
Death or Disability	—	—	798,627	798,627
Jeffrey S. Mefford
Involuntary Termination (not in connection with a change in control)(4)	225,000	—	—	225,000
Involuntary Termination (in connection with a change in control)(5)	1,479,618	—	464,066	1,943,684
Death or Disability	—	—	464,066	464,066

Name	Cash Severance Payments(1) ($)	COBRA Continuation(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Total Payments ($)
Douglas J. Tucker
Involuntary Termination (not in connection with a change in control)(4)	274,674	15,719	—	290,393
Involuntary Termination (in connection with a change in control)(5)	1,098,695	31,438	326,042	1,456,174
Death or Disability	—	—	326,042	326,042
Eric T. Lemke
Involuntary Termination (not in connection with a change in control)(4)	118,462	25,772	—	144,234
Involuntary Termination (in connection with a change in control)(5)	1,094,155	51,544	285,526	1,431,225
Death or Disability	—	—	285,526	285,526
James R. Stewart
Involuntary Termination (not in connection with a change in control)(4)	173,000	18,162	—	191,162
Involuntary Termination (in connection with a change in control)(5)	1,001,585	36,324	298,091	1,336,000
Death or Disability	—	—	298,091	298,091

(1)
The amounts set forth in the “Cash Severance Payments” column reflect the sum of cash severance payments to be made pursuant to each NEO’s employment agreement exclusive of any pro rata bonus payable on a termination of employment as annual incentive bonuses are earned as of December 31 and no additional amount would be payable to a NEO for a termination occurring on the last day of the year. Please see the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table for 2022 annual incentive compensation amounts.

(2)
The amounts set forth in the “COBRA Continuation” column reflect the employer-paid portion of COBRA premiums to be made pursuant to each NEO’s employment agreement, assuming each NEO was eligible for, and elected, COBRA coverage for the maximum period allowed by law. No value is reflected for Mr. Mefford as he did not participate in our medical and dental plans as of December 31, 2022.

(3)
The amounts set forth in the “Accelerated Vesting of Equity Awards” column reflect the value of accelerated vesting of unvested restricted stock awards pursuant to our 2019 LTIP based on the market value of our common stock of $26.62 on December 30, 2022 (the last trading day of the year). In certain instances, the NEOs will also be entitled to accelerated vesting of the NEOs’ unvested options. As of December 30, 2022 (the last trading day of the year), the value of the Company’s stock was below the NEOs’ option exercise price and therefore no value is reflected on this table with respect to the acceleration of the NEOs’ options.

(4)
Involuntary Termination (not in connection with a change in control) means a termination by (i) the employer other than for cause, death or disability, or (ii) the NEO for good reason, in either case that does not occur within six months prior to, or 24 months following, a change in control. For executives receiving benefits under our general severance plan, the severance payment generally is equal to four weeks of salary for each year of service with a maximum of 26 weeks of salary.

(5)
Involuntary Termination (in connection with a change in control) means a termination by (i) the employer other than for cause, death or disability, or (ii) the NEO for good reason, in either case that occurs within six months prior to, or 24 months following, a change in control.

Employment Agreements
We have entered into employment agreements with each of our NEOs. Each agreement generally describes the position and duties of each NEO, provides for a specified term of employment, describes base salary, bonus opportunity and other benefits and perquisites to which the executive officer is entitled, if any, sets forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term, and provides us with a measure of protection by obligating the NEO to abide by the terms of restrictive covenants during the terms of his employment and thereafter for a specified period of time. We entered into amended and restated agreements with each of the NEOs in November 2020.
Mr. Ludwig.   Our employment agreement with Mr. Ludwig, effective November 5, 2020, provides for an initial term of three years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Mr. Ludwig’s base salary is subject to annual review and increase at the discretion of our Compensation Committee, and his target bonus is required to be at least 65% of his base salary. The agreement also provides for Mr. Ludwig’s participation in the Company’s compensation and benefits plans, including the 2019 LTIP, in the same manner as other senior executives of the Company. Following Mr. Ludwig’s termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Ludwig’s employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to a payment equal to 100% (300% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (36 months if in connection with a change in control) and a pro rata bonus for the year of termination.
Mr. Mefford.   Our employment agreement with Mr. Mefford, effective November 5, 2020, provides for an initial term of two years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Mr. Mefford’s base salary is subject to annual review and increase at the discretion of our Chief Executive Officer, and his target bonus is required to be at least 60% of his base salary. The agreement also provides for Mr. Mefford’s participation in the Company’s compensation and benefits plans, including the 2019 LTIP, in the same manner as other senior executives of the Company. Following Mr. Mefford’s termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Mefford’s employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company’s general severance plan, or if such termination is in connection with a change in control, he will be entitled to a payment equal to 200% of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (24 months if in connection with a change in control) and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.
Mr. Tucker.   Our employment agreement with Mr. Tucker, effective November 5, 2020, provides for an initial term of two years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Mr. Tucker’s base salary is subject to annual review and increase at the discretion of our Chief Executive Officer and his target bonus is required to be at least 40% of his base salary. The agreement also provides for Mr. Tucker’s participation in the Company’s compensation and benefits plans, including the 2019 LTIP, in the same manner as other senior executives of the Company. Following Mr. Tucker’s termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Tucker’s employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to a payment equal to 50% (200% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (24 months if in connection with a change in control) and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.
Mr. Lemke.   Our employment agreement with Mr. Lemke, effective November 5, 2020, provides for an initial term of two years, with an automatic renewal for additional one-year periods commencing on each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Mr. Lemke’s base salary is subject to annual review and increase at the discretion of our Chief Executive Officer and his target bonus is required to be at least 40% of his base salary. The agreement also provides for Mr. Lemke’s participation in the Company’s compensation and benefits plans, including the 2019 LTIP, in the same manner as other senior executives of the Company. Following Mr. Lemke’s termination of employment, he will generally be subject to non-solicitation (and non-competition unless such termination is due to good reason) restrictions for a period of 12 months. In the event Mr. Lemke’s employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company’s general severance plan, or if such termination is in connection with a change in control, he will be entitled to a payment equal to 200% of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (24 months if in connection with a change in control) and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.
Mr. Stewart.   Our employment agreement with Mr. Stewart, effective November 5, 2020, provides for an initial term of two years, with an automatic renewal for additional one-year periods commencing on each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Mr. Stewart’s base salary is subject to annual review and increase at the discretion of our Chief Executive Officer and his target bonus is required to be at least 40% of his base salary. The agreement also provides for Mr. Stewart’s participation in the Company’s compensation and benefits plans, including the 2019 LTIP, in the same manner as other senior executives of the Company. Following Mr. Stewart’s termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Stewart’s employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company’s general severance plan, or if such termination is in connection with a change in control, he will be entitled to a payment equal to 200% of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (24 months if in connection with a change in control) and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.
Our obligation to pay any severance under each of the amended and restated employment agreements is conditioned on the execution by the NEO of a general release and waiver of any and all claims with respect to their employment with the Company.
Long Term Incentive Plans
Equity based incentive awards are currently made though the Company’s 2019 LTIP. The Company also maintains the 2010 LTIP, and previously maintained the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, and the Third Amendment and Restatement Midland States Bancorp, Inc. 1999 Stock Option Plan (collectively, with the 2010 LTIP, the “Prior Incentive Plans”). As of the effective date of the 2019 LTIP, no further awards may be granted under the Prior Incentive Plans. However, any previously outstanding incentive award granted under the Prior Incentive Plans remains subject to the terms of such plans until the time it is no longer outstanding.
Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan.   The 2019 LTIP was adopted by our board on February 5, 2019 and became effective upon approval by our shareholders on May 3, 2019. The 2019 LTIP was designed to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees, directors and other service providers. Pursuant to the 2019 LTIP, the Compensation Committee is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests under the plan. The 2019 LTIP allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination. Up to 1,000,000 shares of common stock may be issued under the plan (all of which may be granted as qualified stock options). As of December 31, 2022, there were 210,107 shares available for issuance under the plan. If, at the annual meeting, shareholders approve the 2019 LTIP amendment proposal, the maximum number of shares that may be issued under the 2019 LTIP will be increased from 1,000,000 to 1,550,000. See “Proposal 3 — Approval of Amendment and Restatement of the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan” for more information.
Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan.   The 2010 LTIP was adopted by our board on October 18, 2010 and approved by our shareholders on November 23, 2010. The 2010 LTIP was amended and restated December 31, 2010 and further amended and restated February 2, 2016. The 2016 restatement, which was not submitted to shareholders for approval, increased the number of shares available for issuance under the plan by 1,000,000. The 2010 LTIP was designed to ensure continued availability of equity awards to assist the Company in attracting, retaining and rewarding key employees, directors and other service providers. Pursuant to the 2010 LTIP, the Compensation Committee was allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 2,000,000 shares of common stock were available for issuance under the plan (the initial 1,000,000 of which were eligible to be granted as qualified stock options). After approval of our 2019 LTIP, no additional grants were to be made under the 2010 LTIP. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan enabled the Compensation Committee to set specific performance criteria that must be met before an award vests under the plan. The 2010 LTIP allowed for acceleration of vesting and exercise privileges of grants upon a change in control or if a participant’s termination of employment is due to death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.
Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan.   The Company adopted this plan in 2008 to replace our 1999 Stock Option Plan. Under the plan, we were permitted to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, and long-term incentive compensation units and stock appreciation rights. We had reserved up to 100,000 shares of common stock for issuance under the plan. After approval of our 2010 LTIP, no additional grants were to be made under this plan. Awards that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan allows for acceleration of vesting and exercise privileges of grants prior to the consummation of a change in control transaction, or the death or total disability of the participant. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.
Other Compensation Programs
Midland States Bank 401(k) Profit Sharing Plan.   The Midland States Bank 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2020, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable statutory limit. We currently match employee contributions on the first 6% of employee compensation (50 cents for each $1). The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. The Company has the authority to make an annual discretionary profit sharing contribution to the 401(k) Plan, but does not currently do so.

Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan.   We maintain the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (Amended and Restated May 3, 2019) (the “ESPP”) for the benefit of our eligible employees. The plan is not intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any employee who has been employed by us or any subsidiary is eligible to participate in the plan upon completion of the service requirements determined by the Compensation Committee. Pursuant to the plan, participating employees are permitted to use after-tax dollars, up to a maximum of $25,000 per calendar year of their compensation, to purchase shares of our common stock at the end of each calendar quarter. The purchase price for the stock is currently 90% of the stock’s fair market value as of the first day of each quarterly offering period. While the Compensation Committee could elect a different discount percentage, it does not expect to do so in the foreseeable future. At any time our common stock is listed for trading on a principal national securities exchange, including the Nasdaq Global Select Market, the fair market value under this plan is deemed to be the officially quoted closing selling price of the shares on the applicable day. The maximum number of shares that may be issued under the ESPP is 500,000, which includes the 300,000 previously subject to the ESPP and an additional 200,000 shares approved by shareholders as of May 3, 2019. If, at the annual meeting, shareholders approve the ESPP amendment proposal, the maximum number of shares that may be issued under the ESPP will be increased to 600,000. See “Proposal 4 — Approval of Amendment and Restatement of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan” for more information.
Deferred Compensation Plan for Directors and Executives.   Effective as of November 8, 2018, we maintain two separate deferred compensation plans for the benefit of our directors and executives which are the Deferred Compensation Plan for Directors of Midland States Bancorp, Inc. (the “Director Deferred Compensation Plan”) and the Deferred Compensation Plan for Executives of Midland States Bancorp, Inc. (the “Executive Deferred Compensation Plan”). The plans provide directors and executives an opportunity to better plan for their financial futures by providing a vehicle for the deferral of current income taxation. Under the plans, directors and eligible senior executives are permitted to elect to defer all or a portion of their annual director fees (in whatever form), salary and/or bonus, as the case may be. Any deferrals are credited to a plan account and earn interest based on the notional investment elections of the executives from a selection of measurement funds generally available to participants under the 401(k) Plan. One available notional investment alternative for directors is Company stock units, which track the value of our common stock. Participants can elect to receive their distributions in a lump sum or in installments spread over a period of up to 5 years.
Health and Welfare Benefits.   Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees.
Perquisites.   We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2020 included allowances for annual country club/social club dues and use of a Company-owned automobile. With respect to our named executive officers, country club allowances and the use of a Company car are provided only to Messrs. Ludwig, Mefford and Lemke.
CEO Pay Ratio
Pursuant to the SEC’s pay ratio disclosure rule, we are providing information about the relationship of the annual total compensation of Mr. Jeffrey G. Ludwig, our Chief Executive Officer, to the total compensation of our median employee.
To determine the median employee, a list of all active full- and part-time employees as of December 31, 2022, excluding Mr. Ludwig, was prepared with the corresponding annual total W-2 compensation as reflected in our payroll records. A total of 929 employees were included. Compensation was annualized for any individual not employed for the full calendar year of 2022. Annual total W-2 compensation was ranked from lowest to highest, and the median employee was selected from the list.
Mr. Ludwig had 2022 total compensation of $1,777,733, as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee annual total compensation for 2022, using the methodology that was used to calculate Mr. Ludwig’s compensation in the Summary Compensation Table, was $59,443. As a result, the CEO pay ratio is 29.9:1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and its relationship to certain Company performance for the fiscal years listed below.
The Pay versus Performance table below summarizes the compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 calendar years.
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Invested on 12/31/19:		Midland Net Income (in millions)	Midland Adjusted Earnings Per Share (EPS)(5)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)
2022	$1,777,733	$1,851,719	$825,247	$857,590	$106.74	$107.95	$99.03	$3.79
2021	$1,581,174	$1,806,916	$805,976	$903,099	$95.30	$119.79	$81.32	$3.65
2020	$1,027,328	$756,598	$547,076	$431,468	$65.66	$89.23	$22.54	$1.70

(1)
Mr. Ludwig has served as the Company’s CEO, and Messrs. Mefford, Tucker, Lemke and Stewart were the Non-CEO NEOs, for all three years covered in the table. The dollar amounts reported are total compensation in the Summary Compensation Table for the CEO and the average for Non-CEO NEOs for each reported fiscal year.

(2)
The dollar amounts reported represent “compensation actually paid,” as calculated in accordance with SEC rules.

(3)
The Company’s 2022 total shareholder return as of December 31, 2022, as provided by S&P Cap IQ.

(4)
Reflects the cumulative total shareholder return of the S&P Small Cap 600 Banks Index. This is the peer group used by the Company as reflected in its Annual Report on Form 10-K for the year ended December 31, 2022.

(5)
Adjusted earnings per share (or “EPS”) is the Company-Selected Measure. For further detail, see the “Compensation Discussion and Analysis” section in this proxy statement.

Calculation of Compensation Actually Paid (CAP)
To calculate the amounts of “compensation actually paid” (or “CAP”) to our CEO and Non-CEO NEOs, as reflected in the table above, the following adjustments were made to total compensation as reported in the Summary Compensation Table for each covered year.
	2022		2021		2020
	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$1,777,733	825,247	1,581,174	805,976	1,027,328	547,076
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—	$—	$—
Amount added for prior service cost impacting current year	$—	$—	$—	$—	$—	$—
Total Adjustments for Pension	$—	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Tab	$(519,544)	$(209,806)	$(372,512)	$(166,691)	$(194,419)	$(84,640)
Year-end fair value of unvested awards granted in the current year	$507,892	$205,100	$359,182	$160,726	$234,115	$101,922
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$14,747	$6,515	$113,472	$48,747	$(211,653)	$(90,200)
Fair values at vest date for awards granted and vested in current year	$—	$—	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$24,677	$10,658	$78,194	$33,674	$(138,685)	$(59,867)
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$46,215	$19,876	$47,406	$20,668	$39,912	$17,178
Total Adjustments for Equity Awards	$73,986	$32,343	$225,742	$97,123	$(270,730)	$(115,608)
Compensation Actually Paid (as calculated)	$1,851,719	$857,590	$1,806,916	$903,099	$756,598	$431,468

Financial Performance Measures
As described in greater detail in the CD&A, a substantial portion our NEOs’ compensation is directly linked to the achievement of financial and operational metrics, as well as other strategic goals with rigorous targets that align with the Company’s business strategy, compensation philosophy, shareholder interests and most importantly, our long-term goals. In addition to the Pay versus Performance table above, the following is a tabular list of the most important financial measures we use to link “compensation actually paid” to our CEO and Non-CEO NEOs for the most recently completed fiscal year. The Company-Selected Measure is denoted with an asterisk.
List of Performance Measures

Financial

Adjusted EPS*
Pre-Tax Pre-Provision Profit (PTPP)
Revenue
Pay Versus Performance: Graphical Description
The graphs below present the relationship during 2022, 2021 and 2020 between “compensation actually paid” to our CEO and our other NEOs (on an average basis) and the following measures:
•
the Company’s cumulative total shareholder return (“TSR”) and the Peer Group’s cumulative TSR;

•
the Company’s Net Income; and

•
the Company’s Adjusted EPS (which is the Company-Selected Measure).

CAP and Cumulative TSR / Cumulative TSR of the Peer Group
The below table shows the CEO and Average NEO compensation on a CAP basis relative to the S&P Small Cap 600 Banks Index utilized in the Company’s Annual Report on Form 10-K and the Company’s TSR. The Company does not use TSR to determine compensation level or incentive plan payouts.

CAP and the Company’s Net Income
The below table shows the CEO and Average NEO compensation on a CAP basis relative to the Company’s net income. The Company does not use net income to determine compensation levels or incentive plan payouts. We use earnings per share as a measure in our short-term incentive plan and there is a good correlation between these two measures.
Relationship between the CAP and Adjusted EPS metric
The below table shows the CEO and Average NEO compensation on a CAP basis relative to the Company-Selected Metric — Adjusted EPS.

PROPOSAL 2 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act and the rules and regulations promulgated thereunder require publicly traded companies, such as the Company, to permit a separate shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. In accordance with these requirements, we are providing shareholders with an advisory vote on the compensation of our executive officers. In accordance with the preference expressed by our shareholders at the 2019 annual meeting of shareholders, we intend to hold a “say-on-pay” vote on an annual basis at least until the next frequency vote, which we expect to hold at the 2025 annual meeting of shareholders.
As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of the Company’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2022. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our executive officers in fiscal year 2022 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that Midland States Bancorp, Inc.’s shareholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement, dated March 20, 2023.”
Approval of this resolution requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on such proposal. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The board of directors unanimously recommends that you vote to approve the overall compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE MIDLAND STATES BANCORP, INC. 2019 LONG-TERM INCENTIVE PLAN
General
The Company’s 2019 LTIP was adopted by the board of directors on February 5, 2019 and became effective when it was approved by shareholders on May 3, 2019. As of February 28, 2023, only 208,590 shares of common stock remain available for new award grants under the 2019 LTIP. On February 7, 2023, the board approved an amendment and restatement of the 2019 LTIP to increase the number of shares that may be issued under the 2019 LTIP by 550,000 shares of common stock, subject to shareholder approval.
The purpose of the 2019 LTIP is to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company’s shareholders.
Description of Proposed Amendment
At the annual meeting, shareholders will be requested to approve an increase by 550,000 in the number of shares that may be issued under the 2019 LTIP, to allow for continued use of equity incentives under the 2019 LTIP. As of February 28, 2023, a total of 955,313 shares of our common stock were subject to outstanding awards granted under the 2019 LTIP, and a total of 208,590 shares of our common stock were available for new award grants under the 2019 LTIP (before giving effect to the increase in the aggregate share limit being requested in this Proposal 3).
The board of directors has adopted and is recommending that our shareholders approve the amendment and restatement of the 2019 LTIP, which we refer to as the “amended and restated 2019 LTIP,” because it believes the increase in the number of shares reserved for issuance, are consistent with the interests of our shareholders. In approving the amendment and restatement of the 2019 LTIP, our Compensation Committee and board of directors engaged an independent compensation consultant Pearl Meyer & Partners, LLC to assist with establishing the size of the proposed increase in the number of shares that may be issued under the 2019 LTIP. In doing so, the Compensation Committee and the board considered both overhang and usage.
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Burn Rate; Longevity of Authorized Shares.   Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans), is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our three-year average burn rate of approximately 0.63% for the three years ended December 31, 2022 should be viewed favorably by our shareholders. We do not anticipate that projected usage of the amended and restated 2019 LTIP will vary materially from our historical usage, and estimate that the additional 550,000 shares to be authorized for issuance under the amended and restated 2019 LTIP will be sufficient for several years based on historical and anticipated usage.

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Overhang.   Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the amended and restated 2019 LTIP. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the amended and restated 2019 LTIP, coupled with the shares subject to outstanding awards, were issued. As of February 28, 2023 the Company had outstanding equity awards of 407,841 stock options with a weighted average exercise price of $25.91 and weighted average remaining term of 6.37 years, and 547,472 full-value awards, which represents overhang of approximately 5.2%. The approval of the additional 550,000 shares to be authorized would result in a pro forma overhang of approximately 7.7% as of February 28, 2023. We believe this level of overhang should not be viewed as excessive by shareholders.

Shareholder Approval
The amended and restated 2019 LTIP submitted for approval reflects the following:
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Independent Oversight.   The amended and restated 2019 LTIP will be administered by the Compensation Committee, which is comprised of independent members of our board of directors.

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Double Trigger Change in Control Provisions.   The change in control provisions under the amended and restated 2019 LTIP provide for acceleration of vesting of service based awards in the event of a change in control only if the amended and restated 2019 LTIP does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

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No Evergreen Feature.   The number of authorized shares under the amended and restated 2019 LTIP is fixed at 1,550,000. The amended and restated 2019 LTIP does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

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Conservative Share Reuse Provision.   Shares subject to an award under the amended and restated 2019 LTIP will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of a stock-settled stock appreciation right (SAR) or other award. Additionally, shares that have been repurchased by the Company using stock option exercise proceeds are not added back to the share reserve.

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Minimum Vesting Periods.   Stock awards that are vested solely based on continued service must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period for director awards.

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Awards Subject to Clawback.   All awards under the amended and restated 2019 LTIP will be subject to any applicable law respecting recapture of compensation or such Company clawback policy as may be in effect at the time of grant.

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Forfeiture Provisions.   Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the amended and restated 2019 LTIP.

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Multiple Award Types.   The amended and restated 2019 LTIP permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

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Repricings Prohibited.   Repricing of options and SARs is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations, and similar events.

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Discount Stock Options and SARs Prohibited.   All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

Description of the Amended and Restated 2019 LTIP
The following is a description of the terms of the amended and restated 2019 LTIP. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference.
General
The amended and restated 2019 LTIP was adopted by our board of directors to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company’s shareholders. The amended and restated 2019 LTIP will be administered by the Compensation Committee which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.
The amended and restated 2019 LTIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the amended and restated 2019 LTIP and shareholder interests.
Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the amended and restated 2019 LTIP is 1,550,000 shares of the Company’s common stock. To the extent that any shares of stock covered by an award (including stock awards) under the amended and restated 2019 LTIP expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the amended and restated 2019 LTIP. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. With respect to shares covered by SARs that are settled in stock or other awards that are not issued upon settlement, the full number of shares set forth in the award agreement will be deemed issued or delivered for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.
The amended and restated 2019 LTIP’s effective date will be May 1, 2022, subject to approval by shareholders. If approved, the amended and restated 2019 LTIP will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the amended and restated 2019 LTIP after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the amended and restated 2019 LTIP.
The following additional limits apply to awards under the amended and restated 2019 LTIP:
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the maximum number of shares covered by share-based awards to any one non-employee director during any calendar year may not exceed a value of $100,000; and

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the maximum dollar value of cash incentive awards or cash-settled awards of stock which may be granted to any one non-employee director during any calendar year is $100,000.

The foregoing limitations will not apply to 1) cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fee, 2) the amount of any distributions paid from non-qualified deferred compensation plans, or 3) any cash-based director retainer, meeting or similar fees.
The Compensation Committee may use shares of stock available under the amended and restated 2019 LTIP as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the amended and restated 2019 LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution, or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the amended and restated 2019 LTIP; provided that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members, or to charitable organizations, as long as such transfers are made without value to the participant.
If the right to become vested in an award granted under the amended and restated 2019 LTIP to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to directors provided that the aggregate of such grants does not exceed five percent of the total share reserve under the amended and restated 2019 LTIP.
The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards. Such dividend payments or dividend equivalent payments may be paid currently or withheld by the Company and later distributed upon the release of restrictions subject to the underlying award.
Eligibility
Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the amended and restated 2019 LTIP, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the amended and restated 2019 LTIP and the type and amount of any such awards.
Options
The Compensation Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).
The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or under a Prior Plan. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.
Options awarded under the amended and restated 2019 LTIP will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the amended and restated 2019 LTIP that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.
Stock Appreciation Rights
SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a predecessor plan. SARs shall be exercisable in accordance with the terms established by the Compensation Committee.
Stock Awards
A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.
Cash Incentive Awards
A cash incentive award is the grant of a right to receive a payment of cash, or the Company’s common stock excluding stock options, SARs or stock awards by the Compensation Committee having a value equivalent to the cash otherwise payable, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.
Acceleration
Any awards granted under the amended and restated 2019 LTIP may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.
Forfeiture
Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.
Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

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All outstanding awards granted to the participant under the amended and restated 2019 LTIP, including awards that have become vested or exercisable;

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Any shares held by the participant in connection with the amended and restated 2019 LTIP that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

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The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

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The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the amended and restated 2019 LTIP after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change In Control
Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the amended and restated 2019 LTIP then held by the participant will become fully exercisable immediately only if, and all stock awards and cash incentive awards will become fully earned and vested immediately only if, (i) the amended and restated 2019 LTIP is not an obligation of the successor entity following a change in control or (ii) the amended and restated 2019 LTIP is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.
If vesting of an outstanding award is conditioned upon the achievement of performance measures, then (i) if, at the time of the change in control, the established performance measures are less than 50% attained, then such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become fully earned and vested immediately upon the change in control.
For purposes of the amended and restated 2019 LTIP, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 50% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the amended and restated 2019 LTIP, (ii) during any 12-month period, a majority of the members of our board of directors serving as of the amended and restated 2019 LTIP’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting company.
In the event an award under the amended and restated 2019 LTIP constitutes “deferred compensation” for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Section 409A of the Code.
Amendment and Termination
The board of directors may at any time amend or terminate the amended and restated 2019 LTIP or any award granted under the amended and restated 2019 LTIP, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The board of directors may not amend the provisions of the amended and restated 2019 LTIP to materially increase the original number of shares that may be issued under the amended and restated 2019 LTIP (other than as provided in the amended and restated 2019 LTIP), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the amended and restated 2019 LTIP, without approval of shareholders. However, the Compensation Committee may amend the amended and restated 2019 LTIP or any award agreement at any time, retroactively or otherwise, to ensure that the amended and restated 2019 LTIP complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the amended and restated 2019 LTIP and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.
Clawback Policy
All awards, amounts and benefits received under the amended and restated 2019 LTIP will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect at the time such awards are granted, or any applicable law even if enacted after the amended and restated 2019 LTIP becomes effective.
Material U.S. Federal Income Tax Consequences of Awards under the Amended and Restated 2019 LTIP
The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the amended and restated 2019 LTIP.
Non-Qualified Stock Options.   The grant of a non-qualified option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options.   The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights.   The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Stock Awards.   A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.
Cash Incentive Awards.   A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.
Withholding of Taxes.   The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.
Change in Control.   Any acceleration of the vesting or payment of awards under the amended and restated 2019 LTIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the amended and restated 2019 LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the amended and restated 2019 LTIP. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
The board of directors unanimously recommends that you vote “FOR” the 2019 LTIP amendment proposal.

PROPOSAL 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED MIDLAND STATES BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN
General
The Company’s ESPP was adopted by the board of directors on February 5, 2019 and became effective when it was approved by shareholders on May 3, 2019. As of February 28, 2023, only 131,234 shares of common stock remain available under the ESPP. On February 7, 2023, the board approved an amendment and restatement of the ESPP to increase the number of shares that may be issued under the ESPP by 100,000 shares of common stock, subject to shareholder approval.
The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase shares of the Company’s common stock through after-tax payroll deductions at a discount from the then fair market value of the common stock. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company.
Description of Proposed Amendment
At the annual meeting, shareholders will be requested to approve an increase by 100,000 in the number of shares that may be issued under the ESPP. Based on recent historical participation levels and the Company’s current stock price, we estimate that, in the absence of the approval of the increase in the number of shares of common stock that may be offered under the ESPP, all such shares could be substantially exhausted within three or four years. If the amendment and restatement of the ESPP is approved by shareholders, the number of shares available under the ESPP will be increased to 600,000. We believe that this increase will enable eligible persons to participate under the ESPP until approximately 2029 based on current participation levels and the current price of our common stock.
Description of the ESPP
The following is a description of the terms of the ESPP, as proposed to be amended and restated, which we refer to in this section as the “2023 ESPP.” This description is qualified in its entirety by reference to the plan document, as proposed to be amended and restated, a copy of which is attached to this proxy statement as Annex B and incorporated herein by reference.
Administration
The Compensation Committee will administer the 2023 ESPP and have the final power to construe and interpret both the 2023 ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the 2023 ESPP, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical.
Stock Subject to 2023 ESPP
There are reserved for issuance and purchase under the 2023 ESPP an aggregate of 600,000 shares of our common stock, which includes 500,000 shares previously subject to the ESPP. The number of shares available under the 2023 ESPP will only be subject to adjustment if any change is made in the shares of our common stock subject to the 2023 ESPP, or subject to any rights granted under the 2023 ESPP, through recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, in which case the Compensation Committee shall make such adjustments, if any, it deems appropriate in the number, kind, and price of shares available under the 2023 ESPP, and the minimum and maximum number of shares any participant is entitled to purchase.
Offerings
The 2023 ESPP is implemented by offerings of rights to all eligible employees from time to time by the Compensation Committee. If approved by shareholders, the first offering under the 2023 ESPP will be a continuation of the offering then in effect under the ESPP which will begin on April 1, 2023 and will end on

June 30, 2023. Offerings are planned to begin on the first business day on or after each January 1, April 1, July 1, and October 1, and end on the last business day of each such quarter. The provisions of separate offerings need not be identical, but each offering will conform to the 2023 ESPP.
Eligibility
Each employee will be eligible to participate in the 2023 ESPP and may begin participating in an offering on the first payroll date that is administratively feasible following the employee’s completion of the enrollment procedure. The Compensation Committee retains the right to change the service requirements for the purpose of eligibility. However, no employee will be eligible to participate in the 2023 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Midland States Bancorp, Inc. or of any subsidiary, including any stock that such employee may purchase under all outstanding rights and options.
Participation in the 2023 ESPP
All eligible employees who have completed the enrollment procedure are considered to be participants in each offering under the 2023 ESPP. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the Compensation Committee (which maximum may be no greater than 100%) of such participant’s total compensation during the offering period.
Purchase Price
The purchase price at which a share of our common stock is sold in an offering will be the lower of (a) 90% of the fair market value of a share of our common stock on the first day of the offering period, or such other discount the Compensation Committee selects for the applicable offering period, or (b) the fair market value of a share of our common stock on the purchase date.
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may alter or terminate his or her payroll deductions. Any authorized decrease or increase in a participant’s payroll deductions will take effect as of the beginning of the next payroll period in that offering. All payroll deductions made for a participant are credited to his or her account under the 2023 ESPP and deposited with our general funds.
Purchase of Stock
The Compensation Committee will purchase a number of shares on behalf of each participant at the end of the offering period, as determined by the participant’s payroll deduction. No employee may purchase more than $25,000 of such stock in any calendar year, as determined by the option price for all shares purchased in the calendar year. No fractional shares of common stock will be issued to a participant, but the plan service provider may allocate fractional shares to the account of each participant to the extent the plan service provider aggregates unused funds in the accounts of multiple participants to purchase whole shares of common stock on a purchase date.
Withdrawal
Each participant may withdraw from a given offering by modifying his or her payroll deduction to 0% for the offering period, or otherwise suspend participation in the 2023 ESPP in such manner as prescribed by the Compensation Committee. Withdrawal from an offering will not have any effect upon the participant’s ability to participate in future offerings under the 2023 ESPP, but such employee will be required to deliver a new payroll deduction authorization in order to participate in such future offerings.
Termination of Employment
Upon a termination of employment with the Company or a participating subsidiary for any reason, the participant’s participation in the 2023 ESPP will terminated immediately and any accumulated payroll contributions through the date of termination will be used to purchase whole shares of common stock at the end of the offering period. The Company may elect to pay an amount in cash equal to the fair market value of all shares held by a terminated employee whose account holds fewer than 10,000 shares. Terminated participants whose accounts hold greater than 10,000 shares are entitled to a distribution of the number of whole shares the 2023 ESPP holds on his behalf, although the Company may exercise discretion to purchase any or all of those shares upon termination at the fair market value price of the common stock on that date.
Restrictions on Transfer
Options granted are not transferable other than by will or laws of descent and distribution, and shall be exercisable only in the lifetime of the participant.
Duration, Termination and Amendment
The 2023 ESPP will terminate on the earlier of: (a) the date on which there are no additional shares reserved for issuance under the 2023 ESPP; (b) the date the board of directors terminates the 2023 ESPP; or (c) the tenth anniversary of the effective date of the 2023 ESPP. If the 2023 ESPP is terminated during an offering prior to any purchase date, subject to the Compensation Committee’s discretion, we will refund to each participant an amount equal to the balance in the participant’s payroll deduction account (without interest) or purchase shares and credit those shares to participant accounts. In either instance, participants will receive a distribution for any amounts insufficient to purchase whole shares. Subject to applicable law, the Company, without shareholder approval, may amend the 2023 ESPP in any respect, provided, however, that the 2023 ESPP generally may not be amended in any manner that will retroactively impair or otherwise adversely affect a participant’s rights in any material manner with respect to the current offering period without your consent.
Material U.S. Federal Income Tax Consequences of Participation in the 2023 ESPP
The amount withheld to purchase stock under the 2023 ESPP will be after-tax dollars. Thus, such amount will already have been subjected to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security and Medicare taxes. A participant will not be required to report taxable income either when he or she begins participating in the 2023 ESPP or on the offer date at the beginning of each offering period. However, a participant will be required to report taxable income at the time shares are purchased on any purchase date at the end of each offering period. The difference between the price paid for shares on each purchase date and the fair market value on the purchase date, if any, will be treated as ordinary wages subject to applicable withholding requirements.
A participant will have taxable income in the year in which there is a “disposition” of any shares purchased under the 2023 ESPP. A “disposition” generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the participant’s spouse, a transfer into community property with the participant’s spouse or a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners. Generally, any gains or losses realized upon the disposition of stock purchased under the 2023 ESPP will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares on the respective purchase dates. The participant will be subject to either long-term or short-term capital gains or losses based on how long he or she held the shares following the respective purchase date. Generally, if shares are held for more than one year following the purchase date any gain or loss on sale will be treated as a long-term capital gain or loss, and any gain or loss on shares held for less time will be treated as a short-term capital gain or loss.
Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2023 ESPP. A participant may also be subject to state and local taxes in connection with the grant of rights under the 2023 ESPP. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the rights granted to them in their personal circumstances.
The board of directors unanimously recommends that you vote “FOR” the ESPP amendment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 2, 2023, regarding the beneficial ownership of our common stock and our depositary shares, each representing a 1/40th interest in a share of the Company’s 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A (“Series A Depositary Shares”), by:
•
each shareholder known by us to beneficially own more than 5% of such class of securities;

•
each of our directors and director nominees;

•
each of our NEOs; and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentages of beneficial ownership are based on 22,496,135 shares of our common stock, and 4,600,000 Series A Depositary Shares, in each case outstanding as of March 2, 2023.
Unless otherwise provided, the address for each shareholder listed in the table below is: c/o Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401.
	Common Stock		Series A Depositary Shares
Name	Shares Beneficially Owned(1)	Percent of Class	Shares Beneficially Owned	Percent of Class
5% Shareholders
BlackRock, Inc.(2)	3,106,694	13.8%
FJ Capital Management LLC(3)	1,362,125	6.1
Dimensional Fund Advisors, L.P.(4)	1,263,058	5.6
Directors and NEOs
Jeffrey G. Ludwig(5)	367,702	1.6	—	—
Eric T. Lemke	15,481	*	—	—
Douglas J. Tucker(6)	45,994	*	2,700	*
Jeffrey S. Mefford(7)	60,911	*	—	—
James R. Stewart(8)	15,408	*	—	—
R. Dean Bingham(9)	22,863	*	4,000	*
Jennifer L. DiMotta(10)	5,543	*	—	—
Sherina M. Edwards(11)	1,664	*	—	—
Deborah A. Golden(12)	6,322	*	—	—
Jerry L. McDaniel(13)	149,733	*	40,000	*
Jeffrey M. McDonnell(14)	26,139	*	—	—
Dwight A. Miller(15)	76,593	*	—	—
Richard T. Ramos(16)	19,499	*	—	—
Robert F. Schultz(17)	330,197	1.5	—	—
Jeffrey C. Smith(18)	39,884	*	—	—
All directors and executive officers as a group (16 persons)(19)	1,260,003	5.6%	46,700	1.0%

*
Indicates one percent or less.

(1)
Beneficial ownership includes shares of unvested restricted stock that officers are entitled to vote but does not include common stock equivalent units owned by directors or officers under the Deferred Compensation Plan.

(2)
Information is based solely on Amendment No. 6 to Schedule 13G filed on January 26, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
Information is based solely on Amendment No. 4 to Schedule 13G filed on February 8, 2023 by (i) FJ Capital Management LLC, Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC and Martin Friedman, the address for each of which is 7901 Jones Branch Drive, Suite 210, McLean, VA 22102, and (ii) Bridge Equities III, LLC, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc., the address for each of which is 8171 Maple Lawn Blvd, Suite 375, Fulton, MD 20759.

(4)
Information is based solely on the Schedule 13G filed on February 10, 2023. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)
Includes (i) 11,569 shares of common stock held by JQ Properties, LLC, all of which are pledged as security for indebtedness; and (ii) 47,418 shares of common stock subject to stock options that are currently exercisable or are exercisable within 60 days of March 2, 2023. Mr. Ludwig is a manager and a member of, and has shared voting and investment power over the shares of common stock held by, JQ Properties, LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)
Includes 20,548 shares of common stock subject to stock options that are currently exercisable or are exercisable within 60 days of March 2, 2023.

(7)
Includes 30,089 shares of common stock subject to stock options that are currently exercisable or are exercisable within 60 days of March 2, 2023.

(8)
Includes 15,019 shares of common stock subject to stock options that are currently exercisable or are exercisable within 60 days of March 2, 2023.

(9)
Includes 4,362 restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023.

(10)
Includes 5,338 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023.

(11)
Includes 1,664 shares of common stock issuable pursuant to restricted stock units that are scheduled to vest within 60 days of March 2, 2023.

(12)
Includes 4,151 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are schedule to vest within 60 days of March 2, 2023.

(13)
Includes (i) 8,680 shares of common stock held by Mr. McDaniel’s minor children; (ii) 35,046 shares of common stock and 20,000 Series A depositary shares held in the James H. McDaniel Revocable Trust; (iii) 80,000 shares of common stock held by Evalia Enterprises, LLC; (iv) 13,000 shares of common stock held by Four Diamond Capital LLC; and (v) 3,724 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023. Mr. McDaniel is a managing member of, and has voting and investment power over the shares held by Evalia Enterprises, LLC and Four Diamond Capital LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel is the beneficiary of, and has voting and investment power over the shares held by, the James H. McDaniel Revocable Trust, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel disclaims beneficial ownership of shares held by his minor children.

(14)
Includes (i) 21,955 shares of common stock held by the Jeffrey M. McDonnell Revocable Trust UA; and (ii) 4,184 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are schedule to vest within 60 days of March 2, 2023. Mr. McDonnell is the beneficiary of, and has voting and investment power over the shares held by, the Jeffrey M. McDonnell Revocable Trust UA, but disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.

(15)
Includes 5,498 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023.

(16)
Includes (i) 1,000 shares of common stock held by Mr. Ramos’ children who live in his household; and (ii) 6,654 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023. Mr. Ramos disclaims beneficial ownership of shares held by his children.

(17)
Includes (i) 3,543 shares of common stock held by Mr. Schultz’s spouse; (ii) 30,153 shares of common stock held by Red Bird Investors LLC; (iii) 250,030 shares of common stock held by J.M. Schultz Investment, L.L.C.; (iv) 37,370 shares of common stock held by Summit Investors, LLP; and (v) 7,137 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023. Robert Schultz is: (a) the managing member of J.M. Schultz Investment, L.L.C.; (b) the managing member of Red Bird Investors LLC; and (c) the managing member of Summit Investors, LLP. He has voting and investment power over the shares held by J.M. Schultz Investment, L.L.C., Red Bird Investors LLC, and Summit Investors, LLP but disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Schultz disclaims beneficial ownership of shares held by his spouse individually except to the extent of his pecuniary interest therein.

(18)
Includes 8,108 shares of common stock issuable pursuant to restricted stock units, 1,664 of which are scheduled to vest within 60 days of March 2, 2023.

(19)
Includes an aggregate of: (i) 143,531 shares of common stock subject to stock options that are currently exercisable or are exercisable within 60 days of March 2, 2023; and (ii) 50,821 shares of common stock issuable pursuant to restricted stock units, including 16,640 that are scheduled to vest within 60 days of March 2, 2023. An aggregate of 11,569 shares are pledged as security for indebtedness.

Delinquent Section 16(a) Reports
We are not aware of any failure to comply with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by any of our directors, executive officers or 10% shareholders during the fiscal year ended December 31, 2022, except for a late filing of a Form 4 by Mr. Bingham with respect to a single purchase transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions in the 2022 fiscal year to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.
In 2022, the Company acquired a fractional ownership interest in a private aircraft for corporate purposes, for an aggregate payment of approximately $1.3 million, plus certain operational expenses. In addition, each of Agracel, Inc., of which Mr. Bingham is Chief Executive Officer and shareholder, and Evalia Enterprises, LLC, of which Mr. McDaniel is a managing member, acquired fractional ownership interests in the aircraft. Neither Mr. Bingham nor Mr. McDaniel received, directly or indirectly, any portion of the Company’s investment or payments for operational expenses.
In addition, our directors, officers, beneficial owners of more than five percent of our voting securities and their associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with the bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.
Policies and Procedures Regarding Related Party Transactions
Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).
Under applicable SEC and Nasdaq Stock Market rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent shareholders and the immediate family members of these persons. Our Corporate Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they qualify as related party transactions, as defined under SEC rules. If so, as required by the Audit Committee’s charter, the transaction will be referred to Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. The Company’s policies and procedures for the review, approval or ratification of related party transactions are set forth in the Audit Committee’s charter.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.
The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ramos, McDaniel and McDonnell. All of the members have been determined to be “independent,” as defined by the rules of the Nasdaq Stock Market.
The Audit Committee has reviewed and discussed our audited financial statements for 2022 with our management and Crowe LLP, our independent registered public accounting firm, with respect to the 2022 fiscal year. The committee has also discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC and received and discussed the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB. Based on the review and discussions with management and Crowe LLP, the Audit Committee has recommended to the board that the audited financial statements for 2022 be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee:
Richard T. Ramos (Chair) Jerry L. McDaniel	Jeffrey M. McDonnell

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Shareholders are being asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2023. If the appointment of Crowe LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Representatives of Crowe LLP are not expected to be present at the meeting to make a statement or to respond to appropriate questions. The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of Crowe LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023.
Accountant Fees
For the years ended December 31, 2022 and 2021, the Company incurred the following fees for professional services performed by Crowe LLP:
	2022	2021
Audit Fees(1)	$799,740	$784,789
Audit-Related Fees(2)	248,050	15,300
Tax Fees(3)	8,250	7,500
All Other Fees	—	—

(1)
Audit fees include fees for professional services performed by Crowe LLP for (i) the audit of the Company’s consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; and (iv) other services that generally only the principal accountant can provide. These services included fees for the HUD audits.

(2)
Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include procedures related to our preferred stock offering in 2022, and the audit of the captive insurance company for 2022 and 2021

(3)
Tax fees include fees for the preparation of the tax return for the captive insurance company.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe LLP is incompatible with maintaining their independence as our principal accountants.
Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2022 were pre-approved by the Audit Committee.

ANNEX A
The Amended and Restated
Midland States Bancorp, Inc.
2019 Long-Term Incentive Plan
(Amended and Restated May 1, 2023)
Article 1
INTRODUCTION
Section 1.1   Purpose, Effective Date and Term.   The purpose of the Amended and Restated Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan is to promote the long-term financial success of Midland States Bancorp, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is May 1, 2023, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.
Section 1.2   Participation.   Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.
Section 1.3   Definitions.   Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2
Awards
Section 2.1   General.   Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in a particular Award Agreement or other documentation. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary, a Prior Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:
(a)   Stock Options.   A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.
(b)   Stock Appreciation Rights.   A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee. Each SAR granted under the Plan shall only convey the right to receive Shares unless the Committee expressly provides otherwise in the Award Agreement.
(c)   Stock Awards.   A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee. Each stock award granted under the Plan (including but not limited to restricted stock units) shall only convey Shares or the right to receive Shares unless the Committee expressly provides otherwise in the Award Agreement.
(d)   Cash Incentive Awards.   A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee. For the avoidance of doubt, any annual retainer fee, per meeting fee, or other such similar fee paid in cash to a Director Participant for service on the Board or the board of directors of an affiliate of the Company (or any committee of the Board or the board of directors of an affiliate) shall not be considered a cash incentive award under the Plan, unless such fee is specifically designated as an Award under the Plan by the Committee.
Section 2.2   Exercise of Stock Options and SARs.   A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date; provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or under a Prior Plan. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashier’s check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.
Section 2.3   Minimum Vesting Period.   If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting shall not apply to Awards granted to Director Participants provided that the aggregate of such director grants do not exceed 5% of the total Share reserve set forth in Section 3.2(a).
Section 2.4   Dividends and Dividend Equivalents.   Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Shares, and may be subject to restrictions similar to the underlying Award.
Section 2.5   Forfeiture of Awards.   Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.
Section 2.6   Deferred Compensation.   The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.
Article 3
Shares Subject to Plan
Section 3.1   Available Shares.   The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.
Section 3.2   Share Limitations.
(a)   Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 1,550,000 Shares (which includes the 1,000,000 Shares previously subject to the Plan and an additional 550,000 Shares approved as of the Effective Date) (all of which may be granted as ISOs). As of the Effective Date, no further awards shall be granted pursuant to the Prior Plans. The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.
(b)   Reuse of Shares.   Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a stock option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares added back that have been repurchased by the Company using stock option exercise proceeds, or (d) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.
Section 3.3   Limitations on Grants to Individuals.   The following limitations shall apply with respect to Awards:
(a)   Awards to Director Participants.   With respect to any Award to a Director Participant:
(i)   Share-Based Awards.   The maximum number of Shares that may be subject to Share-based Awards, including nonqualified stock options, SARs, or stock awards, granted to any one

Director Participant during any calendar year shall not exceed a value of $100,000. For purposes of this Section 3.3(a), the value of any Share-based Awards shall be determined based on the grant date fair value of such Awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP). For purposes of this Section 3.3(a), if a stock option is granted in tandem with a SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).
(ii)   Cash Incentive Awards and Share-Based Awards Settled in Cash.   The maximum dollar amount that may be payable to any one Director Participant pursuant to cash incentive awards and cash-settled Share-based Awards that are granted to any one Director Participant during any calendar year shall be $100,000.
(iii)   Exclusions.   The foregoing limitations of this Section 3.3(a) shall not apply to (A) cash-based director fees that the Director Participant elects to receive in the form of Shares or Share-based units equal in value to the cash-based director fees, (B) the amount of any distributions paid to the Director Participant pursuant to the Deferred Compensation Plan for Directors of Midland States Bancorp, Inc. (Effective November 8, 2018) or such other non-qualified deferred compensation plan sponsored by the Company, or (C) any annual retainer fee, per meeting fee, or other such similar fee paid in cash to a Director Participant for service on the Board or the board of directors of an affiliate of the Company (or any committee of the Board or the board of directors of an affiliate) unless such fee is specifically designated as an Award under the Plan by the Committee.
Section 3.4   Corporate Transactions; No Repricing.
(a)   Adjustments.   To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on the stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).
(b)   No Repricing.   Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.
Section 3.5   Delivery of Shares.   Delivery of Shares or other amounts under the Plan shall be subject to the following:
(a)   Compliance with Applicable Laws.   Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.
(b)   No Certificates Required.   To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.
Article 4
Change in Control
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:
(a)   Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.
(b)   Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:
(i)   If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.
(ii)   If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.
Section 4.2   Definition of Change in Control.
(a)   For purposes of the Plan, “Change in Control” means the first to occur of the following:
(i)   The consummation of the acquisition by any “person” (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company;
(ii)   During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of, or the nomination for election by, the Shareholders of any new director was approved by a vote of a two-thirds (2/3) majority of the Board, in which case such new director shall for purposes of the Plan be considered as a member of the Board; or
(iii)   The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of, or an agreement for the sale or other disposition of, all or substantially all of the assets of the Company.
(b)   Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Shares immediately prior to such acquisition.
(c)   Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.
Article 5
Committee
Section 5.1   Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
Section 5.2   Powers of Committee.   The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:
(a)   The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.
(b)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee shall have the authority to define terms not otherwise defined in the Plan.
(d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.
(e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.
Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5   Expenses and Liabilities.   All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.
Article 6
Amendment and Termination
Section 6.1   General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.
Section 6.2   Amendment to Conform to Law.   Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2,Section 2.6 or Section 3.4 without further consideration or action.

Article 7
General Terms
Section 7.1   No Implied Rights.
(a)   No Rights to Specific Assets.   No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.
(b)   No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.
(c)   No Rights as a Shareholder.   Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2   Transferability.   Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant.
Section 7.3   Designation of Beneficiaries.   A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.
Section 7.5   Award Agreement.   Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.
Section 7.6   Form and Time of Elections.   Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.
Section 7.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8   Tax Withholding.   All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.
Section 7.9   Successors.   All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.
Section 7.10   Indemnification.   To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 7.11   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 7.12   Governing Law.   The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.
Section 7.13   Benefits Under Other Plans.   Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.
Section 7.14   Validity.   If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.
Section 7.15   Notice.   Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:
Midland States Bancorp, Inc.
Attn: Jeffrey G. Ludwig, President and Chief Executive Officer
1201 Network Centre Drive
Effingham, IL 62401
Fax: (217) 342-7397

Such communications shall be deemed given:
(a)   In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)   In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or
(c)   In the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;
provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by facsimile, U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer.
Section 7.16   Clawback Policy.   Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law that is in effect at the time such Award is granted. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, adopted prior to the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.
Section 7.17   Breach of Restrictive Covenants.   Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement, whether before or after the Participant’s Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:
(a)   Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;
(b)   Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service;
(c)   The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and
(d)   The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.
Article 8
Defined Terms; CONSTRUCTION
Section 8.1   Definitions.   In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)   “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.
(b)   “Award” means an award under the Plan.
(c)   “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.
(d)   “Board” means the Board of Directors of the Company.
(e)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.
Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”
(f)   “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)   “Code” means the Internal Revenue Code of 1986.
(h)   “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.
(i)   “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.
(j)   “Company” means Midland States Bancorp, Inc., an Illinois corporation.
(k)   “Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.
(l)   “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.
(m)   “Effective Date” has the meaning ascribed to it in Section 1.1.
(n)   “Exchange Act” means the Securities Exchange Act of 1934.
(o)   “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.
(p)   “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.
(q)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:
(i)   A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;
(ii)   A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or
(iii)   Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.
Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i)  — (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.
(r)   “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.
(s)   “Participant” has the meaning ascribed to it in Section 1.2.
(t)   “Plan” means the Amended and Restated Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan, as may be amended from time to time.
(u)   “Policy” has the meaning ascribed to it in Section 7.16.
(v)   “Prior Plan” means, collectively, the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan, the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan, and the Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan.
(w)   “SAR” has the meaning ascribed to it in Section 2.1(b).
(x)   “Securities Act” means the Securities Act of 1933.
(y)   “Share” means a share of Stock.
(z)   “Shareholders” means the shareholders of the Company.
(aa)   “Stock” means the common stock of the Company, $0.01 par value per share.
(bb)   “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Section 424(f) of the Code, with respect to the Company.

(cc)   “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)   The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)   The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.
(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
(iv)   A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).
(v)   Unless otherwise provided by the Committee, an employee who ceases to be an employee, but becomes or remains a director, or a director who ceases to be a director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.
(vi)   Notwithstanding the foregoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.
(dd)   Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.
Section 8.2   Construction.   In the Plan, unless otherwise stated, the following uses apply:
(a)   Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;
(b)   References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;
(c)   In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”;
(d)   References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;
(f)   The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)   All references to articles and sections are to articles and sections in the Plan unless otherwise specified;
(h)   All words used shall be construed to be of such gender or number as the circumstances and context require;
(i)   The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;
(j)   Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)   All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

ANNEX B
The Amended and Restated
Midland States Bancorp, Inc.
Employee Stock Purchase Plan
(Amended and Restated May 1, 2023)
1.
PURPOSE OF PLAN.

The purpose of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, as may be amended from time to time (the “Plan”) is to provide eligible employees of Midland States Bancorp, Inc. (the “Company”) and its Subsidiaries (defined below) with an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), through after-tax payroll deductions at a discount from the then Fair Market Value of the Common Stock. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute a broadly based employee stock purchase plan, but the Plan is not intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan shall be effective May 1, 2023, the date of the approval of the Plan by the Company’s shareholders at the Company’s 2023 annual shareholder meeting (the “Effective Date”).
2.
EMPLOYEES ELIGIBLE TO PARTICIPATE.

Any employee of the Company or of any wholly-owned subsidiary of the Company (a “Subsidiary”) who is employed by the Company or any Subsidiary is eligible to participate in the Plan (an “Eligible Employee”) without a waiting period. The Compensation Committee of the Board shall be the administrator of the Plan (the “Committee”), and shall, in its sole discretion, for each employee, determine the completion of the service requirement for purposes of eligibility to participate in the Plan.
After-tax payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date.
3.
ELIGIBLE COMPENSATION.

Compensation eligible for after-tax payroll deductions (“Compensation”) shall be only base salary, commissions, bonuses and overtime paid for employment by the Company or any Subsidiary employing such employee (each an “Employing Corporation”). Compensation does not include severance pay, post-termination of employment salary continuation, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under a Company stock plan, amounts paid for services as an independent contractor, any cash or benefits pursuant to the Plan, or any other compensation excluded by the Committee, in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).
4.
TERMS OF OFFERS.

(a)    Offer Dates.   The Company shall make an offer or offers (an “Offer” or “Offers”) to purchase Common Stock under the Plan. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. Unless otherwise specified by the Committee in advance of an Offer, each Offer shall be made on a quarterly basis on the first business day of each calendar quarter (e.g., January, April, July and October) and shall last until the business day prior to the day the next quarterly

Offer is scheduled to be made (the “Offering Period”). The Committee may, at any time, determine that an Offer may be longer or shorter than one (1) quarterly period and shall determine the date or dates upon which one (1) or more subsequent Offers, if any, may be made under the Plan.
(b)   Elections to Participate.   In order to participate in an Offer, an Eligible Employee must sign and forward to the Committee an enrollment/payroll deduction authorization form, or complete such other procedures as the Committee may require or permit. Such form shall authorize after-tax payroll deductions from the Compensation of each Eligible Employee who has elected to participate in the Offer (a “Participating Employee”) and authorize the “Plan Service Provider,” which shall initially be Midland States Bank, to establish an employee stock purchase plan account for such Participating Employee (the “ESPP Account”). The Participating Employee must authorize regular after-tax payroll deductions in any full percentage of Compensation of not less than one percent (1%) or more than the then applicable maximum percentage of such employee’s Compensation per pay period. Such deductions shall be applied toward the purchase of Common Stock pursuant to the Offer. The “maximum percentage” means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed one-hundred percent (100%). Payroll deductions for an Offer may begin with respect to the first payroll period which is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed by the applicable payroll cutoff date.
The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by each Participating Employee, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.
5.
PARTICIPATION.

(a)   In General.   On the effective date of an Offer, each Participating Employee shall be granted an option to purchase, during the term of the Offer, up to the maximum number of shares of Common Stock provided in Section 6(b) hereof. The number of shares of Common Stock purchased by each Participating Employee during the term of the Offer shall be determined by the employee’s payroll deduction elections made in accordance with the terms of the Plan. Once an Eligible Employee has elected to participate in an Offer, such employee’s election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(c) hereof, or the Participating Employee is no longer eligible to continue participation pursuant to Section 12 or 16 below, or the person is otherwise no longer in the class of employees eligible to participate pursuant to Section 2 hereof.
(b)   Newly Eligible Employees.   Only Eligible Employees on the commencement date of a particular Offer may participate in that Offer. The number of shares of Common Stock purchased by the Participating Employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first Offering Period following the employee’s date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee’s signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed prior to the applicable payroll cutoff date for the subsequent Offering Period.
(c)   Changes in Payroll Deduction Authorization.   Participating Employees are permitted to increase or decrease their rate of payroll deduction with respect to an Offer or Offers, subject to the terms and limitations of the Plan and such rules as the Committee may adopt. Any such change shall be effective for the entire Offering Period then in effect provided that the employee’s signed enrollment/payroll deduction authorization form has been submitted to the Committee, or such other procedure as may be required or permitted by the Committee has been completed prior to the applicable payroll cutoff date. The Committee shall rely on the most recent effective election submitted for the applicable payroll period. A reduction of the payroll deduction percentage to zero (0) shall be treated as a request to discontinue participation in the Offer; however, unless such action results in the termination (rather than the suspension) of such person’s participation in the Plan, such employee may resume participation in any subsequent Offer. To resume participation under the Plan, such employee must reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Committee prior to the appropriate payroll cutoff date for the subsequent Offering Period.
(d)   Dividend Reinvestment.   Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, and shall continue to be held in the respective ESPP Account.
6.
PARTICIPATION LIMITATIONS.

(a)   Five Percent Owners.   Notwithstanding anything herein to the contrary, no employee otherwise eligible to participate shall be entitled to participate in the Plan, and no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Common Stock of the Company, the Employing Corporation or any Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.
(b)   Contribution Limitation.   No Eligible Employee shall be granted any option or other right to purchase Common Stock under this Plan to the extent that the Option Price (defined below) for such option (the “Subject Option”), when added to the total Option Price of all other options to purchase Common Stock under the Plan for such Participating Employee granted since the beginning of the calendar year in which the Subject Option would otherwise be granted, exceeds twenty-five thousand dollars ($25,000).
(c)   Fair Market Value.   “Fair Market Value” means, on any date, the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and in accordance with Sections 422 and 409A of the Code. Additionally, the Committee will adjust the Fair Market Value as it deems necessary upon the occurrence of an equity event or transaction that it deems to be material.
7.
OPTION PRICE.

The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be the Fair Market Value on the first day of the Offering Period, subject to any discount as may be determined by the Committee. In the absence of any such determination by the Committee, the price shall be ninety percent (90%) of the Fair Market Value of a share of Common Stock, determined as of the first day of each Offering Period (the “Option Price”).
8.
EXERCISE OF OPTIONS.

(a)   Purchase of Common Stock.   At the end of each payroll period, each Participating Employee shall have deducted from his/her after-tax pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of such Participating Employee by the Company as part of its general funds and shall not accrue any interest. On the last business day of each Offering Period (each, a “Purchase Date”) (e.g., March 31, June 30, September 30 and December 31 of each year), an Eligible Employee shall be deemed to have exercised the option to purchase, at the Option Price, that number of shares of Common Stock which may be purchased from the Company by the Plan Service Provider, to be held of record by the Plan Service Provider for the benefit of the Eligible Employees, with the amount deducted from such participant’s Compensation during that Offer. Notwithstanding the foregoing, if the Fair Market Value of the Common Stock on the Purchase Date is less than the Option Price, then each Eligible Employee shall be deemed to have purchased from the Company the number of shares of Common Stock, at the Fair Market Value as of the Purchase Date, that may be purchased with the amount deducted from such participant’s Compensation during that Offering Period. No fractional shares of Common Stock shall be issued, provided, however, that the Plan Service Provider may allocate fractional shares to the ESPP Account of Participating Employees to the extent it aggregates unused funds remaining in the accounts of multiple Participating Employees to purchase whole shares of Common Stock as of a Purchase Date.
(b)   Plan Service Provider.   A Plan Service Provider shall be designated by the Committee and shall serve at the pleasure of the Committee. On each Purchase Date, the Plan Service Provider shall receive from the Company or acquire on the open market, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the Participating Employees during the Offering Period. Upon receipt of the Common Stock so purchased, the Plan Service Provider shall allocate to the credit of each Participating Employee the number of full shares of Common Stock to which such Participating Employee is entitled. Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Service Provider for the benefit of each participant, who shall thereafter be a beneficial shareholder of the Company.
(c)   Rights as a Shareholder.   A Participating Employee’s rights as a shareholder of the Company shall begin when the Plan Service Provider receives the shares of Common Stock from the Company on behalf of such Participating Employee with respect to the participant’s purchase of such shares pursuant to the Plan. As such, a Participating Employee shall have the right to vote full shares of Common Stock held in such participant’s ESPP Account and the right to receive annual reports, proxy statements and other documents sent to shareholders of the Company generally; provided, however, that so long as such shares are held for such participant by the Plan Service Provider, if the participant fails to respond in a timely manner to requests for instructions with respect to voting, the Plan Service Provider shall have the authority to vote the shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board.
9.
NUMBER OF SHARES TO BE OFFERED.

The maximum number of shares of Common Stock that may be purchased under the Plan is six hundred thousand (600,000) shares (which includes the 500,000 shares previously subject to the Plan and an additional 100,000 shares approved as of the Effective Date), subject to adjustment pursuant to Section 15 hereof. The Common Stock that may be delivered under this Plan may be treasury shares, authorized and unissued shares, or shares acquired on the open market, as the Committee may determine in its sole discretion.
10.
ADMINISTRATION AND INTERPRETATION OF THE PLAN.

(a)   Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 10. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are (each as may be applicable to the Company) (i) a “non-employee director” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (ii) an “independent director” (within the meaning of the applicable principal stock exchange of the Company). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
(b)   Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:
(i)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(ii)   The Committee shall have the authority to define terms not otherwise defined herein.
(iii)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(iv)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.
(c)   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, if applicable, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
(d)   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
(e)   Expenses and Liabilities.   All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.
11.
RIGHTS NOT TRANSFERABLE.

Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable during a participant’s lifetime only by the participant.
12.
SUSPENSION OR TERMINATION OF PARTICIPATION.

(a)   A Participating Employee may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided that such election is received by the Committee prior to the date specified for suspension of participation during the Offering Period for which such suspension is to be effective. Upon any such suspension of participation, the Participating Employee’s payroll deductions shall cease, and such employee who elects to suspend his or her participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described and subject to the limitations set forth in Section 5 hereof.
(b)   A Participating Employee’s participation in the Plan shall terminate upon the Participating Employee’s: (i) ceasing to be employed by the Company or any Subsidiary, whether by reason of death or otherwise, (ii) ceasing to meet the eligibility requirements set forth in Section 2 hereof, or (iii) becoming an independent contractor.
(c)   For purposes of the Plan, if a participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee of another Employing Corporation. A former Participating Employee who is re-employed shall not resume participation in the Plan unless he or she is otherwise eligible and again enrolls for participation pursuant to Section 4(b) hereof.
13.
REDEMPTION AND DISTRIBUTION OF PARTICIPANT’S ESPP ACCOUNT

(a)   Upon request for redemption by a Participating Employee for whom shares of Common Stock have been credited to his or her ESPP Account under the Plan, such Participating Employee shall be entitled to sell to the Company any number of whole shares so beneficially held on his or her behalf under the Plan. Such redemption shall occur as soon as practicable but in no event more than thirty (30) days following such participant’s election and the consideration to be received by the Participating Employee shall be the value of the shares of Common Stock to be redeemed using the Fair Market Value determination on the date of redemption. The number of elections by a Participating Employee to redeem shares of Common Stock credited to his or her ESPP Account shall be limited to two (2) times per calendar year.
(b)   Should any Participating Employee cease to be employed by the Company or any Subsidiary, pursuant to Sections 12(b) or 12(c) hereof (a “Terminated Participant”), and the number of shares of Common Stock credited to such Terminated Participant’s ESPP Account at the time of such termination is less than ten thousand (10,000), then the Company may, at its option, satisfy its requirements hereunder by delivering to such Terminated Participant cash in the amount equal to the then Fair Market Value of such shares in lieu of the shares of Common Stock being held under the Plan for the benefit of such Terminating Participant.
(c)   Notwithstanding the foregoing, should any Participating Employee become a Terminated Participant, and the number of shares of Common Stock credited to such Terminated Participant’s ESPP Account at the time of such termination is ten thousand (10,000) or more shares of Common Stock, such Terminating Participant shall be entitled to receive a distribution of the number of whole shares so beneficially held on his or her behalf under the Plan; provided, however, that the Company, at its sole discretion, is granted the right to purchase all or any part of such Common Stock upon the termination of such Terminated Participant’s employment. Such right, if exercised by the Company, shall be at the then-prevailing Fair Market Value price of the Common Stock.
14.
LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant’s payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. In either case, the amount previously contributed by the participant (together with any additional amounts contributed pursuant to the first sentence of this Section 14) shall be used to purchase shares under the Plan in the applicable Offer(s) pursuant to Section 8 hereof. A participant on inactive employment or leave of absence status for more than ninety (90) days who returns to active employment must again, if otherwise eligible, enroll pursuant to Section 4(b) hereof to again participate in the Plan.
15.
REORGANIZATION.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.
16.
TERMINATION OF PLAN.

The Plan and all rights of Participating Employees hereunder shall terminate upon the earlier occurrence of (i) the date as of which Participating Employees have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan, (ii) the date as of which the Board terminates the Plan, or (iii) the tenth anniversary of the Effective Date of the Plan. Upon termination, all payroll deductions shall cease and all amounts then credited to participants’ accounts and not previously used for the purchase of shares shall, in the Committee’s or Board’s discretion, be refunded in cash (without interest) or be equitably applied to the purchase of full shares of Common Stock then available under the Plan. In either case, the participants shall be issued checks for any amounts contributed that were insufficient to purchase whole shares.
17.
AMENDMENTS.

The Board may review and modify the operation and administration of the Plan from time to time and may amend the terms of the Plan at any time without obtaining the approval of the shareholders of the

Company unless shareholder approval is required by applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant. Adjustments contemplated by Section 15 hereof shall not constitute Plan amendments for such purposes.
18.
REQUIRED GOVERNMENTAL APPROVALS.

The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company’s overall wage and salary policy.
19.
TAX WITHHOLDING.

To the extent any grant of an option to purchase shares hereunder or the purchase of shares hereunder gives rise to any tax withholding obligation, the Company may implement appropriate procedures to ensure that such tax withholding obligations are met.
20.
NO EMPLOYMENT RIGHTS.

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by any Employing Corporation, and it shall not be deemed to interfere in any way with the Company’s or any Employing Corporation’s right to terminate, or otherwise modify, an employee’s employment at any time with or without cause.
21.
GENDER.

Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.
22.
EXPENSES.

Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan, expenses related to requests for cash settlements of fractional shares acquired under the Plan, and for the tax consequences of participation in the Plan.
23.
GOVERNING LAW.

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of laws.
IN WITNESS WHEREOF, the Board of Directors of the Company has adopted the standards and guidelines set forth in this Plan, subject to approval of the Plan by the shareholders of the Company, as of February 7, 2023.

Midland States Bancorp, Inc.

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Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/MSBI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2023 Annual Meeting Proxy Card

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	For	Against	Abstain
01 - Jennifer L. DiMotta	☐	☐	☐
02 - Jeffrey G. Ludwig	☐	☐	☐
03 - Richard T. Ramos	☐	☐	☐
04 - Jeffrey C. Smith	☐	☐	☐

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Your vote matters – here’s how to vote! code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/MSBIor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/MSBIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by April 28, 2023 at 11:59 P.M.,central time. Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. To elect the four nominees named in the accompanying proxy statement to serve as Class I directors, each for a term expiring at the 2026 annual meeting of shareholders 01 - Jennifer L. DiMotta 02 - Jeffrey G. Ludwig03 - Richard T. RamosForAgainstAbstain1 U P X04 - Jeffrey C. SmithUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03RTTB++Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and A FOR Proposals 2, 3, 4 and 5.2. To approve, on a non-binding, advisory basis, the compensation of certain executive officers1. To elect the four nominees named in the accompanying proxy statement to serve as Class I directors, each for a term expiring at the 2026 annual meeting of shareholders:ForAgainstAbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below.Authorized B Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy Card3. To approve an amendment and restatement of the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan to increase the numberof shares that may be issued under the plan by 550,000 shares4. To approve an amendment and restatement of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan toincrease the number of shares that may be issued under the plan by 100,0005. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023

2023 Annual Meeting Admission Ticket2023 Annual Meeting of Midland States Bancorp, Inc. ShareholdersMonday, May 1, 2023, 5:30 p.m. CTHoliday Inn1301 Avenue of Mid-America, Effingham, Illinois 62401Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/MSBI Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/MSBI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Midland States Bancorp, Inc. Notice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 1, 2023Jeffrey G. Ludwig and Jeffrey S. Mefford, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Midland States Bancorp, Inc.to be held on May 1, 2023 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FORthe election of each director and FOR Proposals 2, 3, 4 and 5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below